                              AMENDED AND RESTATED

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                                 POWER-ONE, INC.

                                       AND

                         THE STOCKHOLDERS OF POWEC A.S.

                                  MAY 15, 2000

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                                TABLE OF CONTENTS

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
ARTICLE I              PURCHASE & SALE/CLOSING......................................................1

   1.1                 Purchase and Sale of Stock...................................................1

   1.2                 Purchase Price...............................................................2

   1.3                 Escrow Fund..................................................................2

   1.4                 Earnout Consideration........................................................2

   1.5                 Closing......................................................................5

   1.6                 Certificate Legends..........................................................5


ARTICLE II             REPRESENTATIONS AND WARRANTIES BY SELLERS....................................5

   2.1                 Share Ownership..............................................................5

   2.2                 Authorization................................................................5

   2.3                 Governmental Authorization...................................................5

   2.4                 Non-contravention............................................................6


ARTICLE III            REPRESENTATIONS AND WARRANTIES OF NORWEGIAN SELLERS..........................6

   3.1                 Organization.................................................................6

   3.2                 Capitalization...............................................................6

   3.3                 Subsidiaries and Other Equity Investments....................................6

   3.4                 Financial Statements; Changes; Contingencies.................................7

   3.5                 Taxes........................................................................9

   3.6                 MaterialContracts...........................................................11

   3.7                 Title To Property; Condition Of Property; Leases............................11

   3.8                 Non-contravention...........................................................12

   3.9                 Intellectual Property.......................................................12

   3.10                Legal Proceedings...........................................................12

   3.11                Insurance...................................................................13

   3.12                Compliance With Law.........................................................13

   3.13                Employees...................................................................13

   3.14                Employee Benefit Plans......................................................13

   3.15                No Brokers or Finders.......................................................14

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                                TABLE OF CONTENTS

                                   (CONTINUED)

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   3.16                Inventories.................................................................15

   3.17                Customers...................................................................15

   3.18                Suppliers...................................................................15

   3.19                Product Warranties..........................................................15

   3.20                Environmental Law Compliance................................................16

   3.21                Minute Books................................................................16

   3.22                Due Diligence Materials.....................................................16

   3.23                Year 2000 Compliance........................................................16

   3.24                Related Party Transactions..................................................17

   3.25                Acccounts Receivable........................................................17


ARTICLE IV             REPRESENTATIONS AND WARRANTIES OF BUYER.....................................17

   4.1                 Organization And Related Matters............................................17

   4.2                 Corporate Authorization.....................................................17

   4.3                 Governmental Authorization..................................................18

   4.4                 Non-contravention...........................................................18

   4.5                 Legal Proceedings...........................................................18

   4.6                 Compliance With Law.........................................................18

   4.7                 No Brokers Or Finders.......................................................18


ARTICLE V              COVENANTS OF SELLERS........................................................19

   5.1                 Access......................................................................19

   5.3                 Notification of Certain Matters.............................................21

   5.4                 Permits and Approvals.......................................................21

   5.5                 Conditions..................................................................21


ARTICLE VI             COVENANTS OF BUYER..........................................................21

   6.1                 Notification of Certain Matters.............................................21

   6.2                 Permits and Approvals.......................................................22

   6.3                 Credit Agreement............................................................22

   6.4                 Registration of Stock Issued in Earnout.....................................22


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                                TABLE OF CONTENTS

                                   (CONTINUED)

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ARTICLE VII            CONDITIONS TO CLOSING.......................................................22

   7.1                 Conditions to Obligations of Buyer..........................................22

   7.2                 Conditions to Obligations of Sellers........................................23


ARTICLE VIII           TERMINATION OF OBLIGATIONS..................................................24

   8.1                 Termination of Agreement....................................................24

   8.2                 Effect of Termination.......................................................25


ARTICLE IX             INDEMNIFICATION.............................................................25

   9.1                 Obligations of Seller.......................................................25

   9.2                 Obligations of Buyer........................................................25

   9.3                 Procedure...................................................................26


ARTICLE X              MISCELLANEOUS...............................................................26

   10.1                Survival of Representations and Warranties..................................26

   10.2                Public Announcements........................................................26

   10.3                Confidentiality.............................................................26

   10.4                Assignment..................................................................27

   10.5                Seller Representative.......................................................27

   10.6                Expenses....................................................................27

   10.7                Notices.....................................................................28

   10.8                Further Assurances..........................................................29

   10.9                Sections and Other Headings.................................................29

   10.10               Integrated Agreement........................................................29

   10.11               Amendments; Waivers.........................................................29

   10.12               Interpretation..............................................................29

   10.13               Counterparts................................................................30

   10.14               Severability................................................................30

   10.15               Governing Law...............................................................30

   10.16               Arbitration.................................................................30

   10.17               Specific Performance........................................................30
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                                                                           PAGE
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EXHIBIT A                  A-1

EXHIBIT B                  B-1

EXHIBIT C                  C-1

EXHIBIT D                  D-1

EXHIBIT E                  E-1

SCHEDULE 1.4               1


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                  AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

         This Amended and Restated Stock Purchase Agreement (this "AGREEMENT") is entered into as of May 15, 2000 among POWER-ONE, INC., a Delaware corporation ("BUYER"), and each of the other Persons listed on the signature page (individually, except for Mark Tough, Alan Cooling and Mark Jearum, a "SELLER" and collectively, except for these three individuals, the "SELLERS"), and amends and restates in its entirety the Stock Purchase Agreement among the parties dated as of March 31, 2000 (the "ORIGINAL AGREEMENT"). Certain capitalized terms used in this Agreement are defined in the text or on EXHIBIT B.

                                    RECITALS

         A. Sellers own all of the outstanding shares of capital stock of Powec A.S., a company incorporated and existing under the Laws of Norway, having its registered domicile at Kobbervikdalen 75, 3007 Drammen, Norway (the "COMPANY").

         B. Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, all of the outstanding capital stock of the Company, upon the terms and conditions set forth in this Agreement.

         C. Mark Tough, Alan Cooling and Mark Jearum (the "WITHDRAWING SELLERS") were parties to the Original Agreement, have subsequently entered into separate agreements with Buyer and wish to withdraw as parties to this Agreement.

         The parties agree as follows:

                                   ARTICLE 1

                             PURCHASE & SALE/CLOSING

         1.1      PURCHASE AND SALE OF STOCK.

         (a) Upon the terms and conditions of this Agreement, Buyer will purchase and accept delivery from each Seller of, and each Seller will sell, assign and transfer and deliver to Buyer, at the Closing provided for in SECTION 1.6, the shares of capital stock of the Company set forth below Eldec's name on the signature page and on EXHIBIT A opposite each Norwegian Seller's name, free and clear of all Encumbrances of any kind. The shares of capital stock of the Company to be sold by the Sellers to Buyer, constituting all of the issued and outstanding shares of capital stock of the Company are referred to in this Agreement as the "SHARES."

         (b) The Withdrawing Sellers have no rights or obligations under this Agreement and are executing it simply to signify their withdrawal as parties.

         1.2 PURCHASE PRICE. As consideration for the Shares, Buyer will pay the Sellers at the Closing US$77,311,334 as follows (such amount paid to the Sellers at the


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Closing as finally determined pursuant to this SECTION 1.2 is referred to in this Agreement as the "ORIGINAL PURCHASE PRICE"):

         (a) To the Norwegian Sellers: US$45,755,436 of the Original Purchase Price less US$10,192,936.67 (I.E., the Original Escrow Amount less the portion of the Original Escrow Amount to be paid by Mark Jearum and Susan J. Jearum (collectively, the "JEARUMS")) by wire transfer in immediately available funds to one bank account designated by the Seller Representative for subsequent distribution by the Norwegian Sellers among themselves in accordance with the percentage set forth opposite each Norwegian Seller's name on EXHIBIT A hereto under the column entitled "Percentage of Original Purchase Price payable under
SECTION 1.2(a) to Norwegian Sellers"; and

         (b) To Eldec: US$31,555,898 of the Original Purchase Price by wire transfer in immediately available funds to a bank account designated by Eldec.

         1.3 ESCROW FUND. At the Closing, Buyer will deliver to such bank as Buyer and the Norwegian Sellers may mutually agree (the "ESCROW AGENT"), the Original Escrow Amount; PROVIDED, HOWEVER, that Buyer will deposit $432,063.33 of the Original Escrow Amount on behalf of the Jearums in accordance with the agreement between Buyer and the Jearums dated May 12, 2000 (the "JEARUM AGREEMENT"); and PROVIDED FURTHER, that Buyer will have the option exercisable in its sole discretion to deliver to the Escrow Agent as part of the Original Escrow Amount up to 15% of the cash portion being paid to the Norwegian Sellers (I.E., up to US$6,863,292) in shares of Buyer Common Stock valued at US$54 per share (I.E. up to 127,098 shares). The Escrow Agent will hold and deliver the Original Escrow Amount in accordance with the terms of an Escrow Agreement in the form of EXHIBIT C, which the Buyer and the Seller Representative will execute and deliver at the Closing (the "ESCROW AGREEMENT"). The Original Escrow Amount will be adjusted from time to time for (i) amounts owed by Buyer to the Norwegian Sellers pursuant to SECTION 1.4 and (ii) claims made by Buyer pursuant to SECTION 9.1.

         1.4      EARNOUT CONSIDERATION.

         (a) As soon as practicable after December 31, 2000 and no later than March 31, 2001, Buyer will deliver to the Seller Representative a draft auditor's report on the Company's consolidated financial statements for the year ended December 31, 2000 prepared in accordance with US GAAP and reflecting the Company's Net Sales and Operating Profit Margin for the fiscal year ended December 31, 2000 (the "YEAR 2000 FINANCIAL STATEMENTS"). If the acquisition of the minority interests in the Company's subsidiaries referred to in SECTION 7.1(f), or the contribution of such shares to the Company by Buyer, requires the Company to create goodwill on its balance sheet and to amortize such goodwill, either the amortization of such good will be disregarded in determining Operating Profit Margin or the formula for the Earnout regarding Operating Profit Margin will be reduced to take into consideration such amortization. The Seller Representative will have 30 days to review the Year 2000 Financial Statements (such 30-day period being referred to herein as the "SELLER REVIEW PERIOD"). Buyer will cooperate with the Seller Representative in this review of and will make available to the Seller Representative all information and data relating to the preparation of the Year 2000 Financial Statements as the Seller Representative may reasonably request, and the Norwegian Sellers' independent


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accountants will be provided with customary access of the nature and extent provided Buyer's independent accountants in connection with their review of the Closing Date Balance Sheet to the work papers of the Sellers' independent accountants relating thereto (subject to the Seller Representative's entering into a customary waiver letter with Buyer's independent accountants). If the Seller Representative disagrees with the determination of Net Sales or Operating Profit Margin as calculated from the Year 2000 Financial Statements on or before the Seller Review Period expires, the Seller Representative will notify Buyer of the matters with which it disagrees on or before the Seller Review Period expires, and the parties will use their best efforts to resolve any differences promptly. If Buyer and the Seller Representative are unable to resolve any disagreements that they may have with respect to the Year 2000 Financial Statements or the determination of Net Sales or Operating Profit Margin within 30 days after the Seller Representative notifies Buyer of its disagreement, then within ten (10) days after such 30-day period expires, the disputed matters will be promptly referred for final determination to one of the "Big Five" accounting firms that does not have an existing relationship with either Buyer or the Company, or if such firm is unable or unwilling to make such final determination, to such other independent accounting firm as the parties mutually designate (the accounting firm making such determination is referred to herein as the "INDEPENDENT ACCOUNTANTS"). The Year 2000 Financial Statements will be deemed to be binding on the Norwegian Sellers and Buyer upon (i) the Seller Representative's failure to deliver to Buyer a notice of disagreement before the Seller Review Period Expires, (ii) resolution of any disagreement by mutual agreement of the parties after a timely notice of disagreement has been delivered to Buyer, or (iii) notification by the Independent Accountants of their final determination of the items of disagreement submitted to them. The costs and expenses associated with the preparation of the Year 2000 Statements will be borne by Buyer. Any amounts paid to the Norwegian Sellers in accordance with this SECTION 1.4 is referred to as the "EARNOUT."

         (b) As soon as practicable after December 31, 2001 and no later than March 31, 2002, Buyer will deliver to the Seller Representative a draft auditor's report on the Company's consolidated financial statements for the year ended December 31, 2001 prepared in accordance with US GAAP reflecting the Company's Net Sales and Operating Profit Margin for the fiscal year ended December 31, 2001 (the "YEAR 2001 FINANCIAL STATEMENTS"). Buyer and the Seller Representative will follow the same procedures with respect to the review and final determination of the Net Sales and Operating Profit Margin of the Company for the year ended December 31, 2001 reflected on the Year 2001 Financial Statements as the procedures set forth in SECTION 1.4(a) above with respect to the review and final determination of the Year 2000 Financial Statements.

         (c) Buyer will pay in cash or, at Buyer's option exercisable in its sole discretion, shares of Buyer's common stock valued at the average closing price of Buyer's common stock as quoted on NASDAQ during the ten trading days ending ten days before the date on which any amount owed to the Norwegian Sellers pursuant to this SECTION 1.4 is finally determined, to the Escrow Agent for the benefit of the Norwegian Sellers the following amounts:


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         (1) As soon as practicable after the Company's Net Sales and Operating
Profit Margin for the year ended December 31, 2000 are finally determined in accordance with the procedures set forth in SECTION 1.4(a) above, if the Company's Operating Profit Margin is at least 10.6%, Buyer will pay the Escrow Agent up to US$12 million determined in accordance with the following formula:

                      (X / US$26.6 million) x US$12 million

         where X equals the excess of the Company's Net Sales for the year ended December 31, 2000 over US$72.6 million;

and if the Company's Operating Profit is less than 10.6%, the amount of the Earnout will be determined in accordance with SCHEDULE 1.4.

         (2) As soon as practicable after the Company's Net Sales and Operating Profit Margin for the year ended December 31, 2001 are finally determined in accordance with the procedures set forth in SECTION 1.4(b) above, if the Company's Operating Profit Margin is at least 10.6% Buyer will pay the Escrow Agent up to US$12 million determined in accordance with the following formula:

                      (X / US$42.6 million) x US$12 million

         where X equals the excess of the Company's Net Sales for the year ended December 31, 2001 over US$116.2 million;

and if the Company's Operating Profit is less than 10.6%, the amount of the Earnout will be determined in accordance with SCHEDULE 1.4.

         (d) For purposes of converting the Company's monthly financial statements from NOK into dollars, the parties shall use the average exchange rate for such month based on the daily exchange rates published in The Wall Street Journal.

         (e) Any disagreements that Buyer and the Seller Representative have failed to resolve among themselves in accordance with the provisions of this
SECTION 1.4, with respect to the Year 2000 Financial Statements or the Year 2001 Financial Statements will be determined by the Independent Accountants. The scope of the Independent Accountants' review will be limited to the matters on which Buyer and the Seller Representative disagree. The decision of the Independent Accountants will be final and binding on the Buyer and the Seller Representative. The Norwegian Sellers on the one hand, and Buyer, on the other, will bear equally the costs and expenses of the Independent Accountants. The amount to be borne by the Norwegian Sellers will be paid by the Escrow Agent out of the Escrow Fund.

         (f) Buyer will pay the Escrow Agent any amounts owed to the Norwegian Sellers pursuant to SECTION 1.4(c) on the later of (i) April 15, 2001 or 2002, as the case may be, and (ii) within ten (10) days after such amount is finally determined in accordance with the procedures set forth above. Such amount will be distributed to the Norwegian Sellers in accordance with the percentage set forth opposite each Norwegian Seller's name on EXHIBIT A under the column entitled "Percentage of Earnout."


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         1.5 CLOSING. The Closing will take place at the offices of Wikborg Rein
& Co., Olav V gt 6, P.O. Box 1513 Vika, 0117 Oslo, Norway at 10:00 a.m. local time, on the fifth business day after the parties have satisfied or waived the conditions set forth in ARTICLE VII (the "CLOSING DATE").

         1.6 CERTIFICATE LEGENDS. Any shares of common stock of Buyer to be issued pursuant to this ARTICLE I will not be registered and will be characterized as "restricted securities" under the federal securities laws of the United States, and under such laws such shares may be resold without registration under the Securities Act, only in certain limited circumstances. Each certificate evidencing shares of common stock of Buyer that may be issued pursuant to this ARTICLE I will bear a legend in substantially the following form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR WITH THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. SUCH SHARES ARE BEING OFFERED PURSUANT TO, AMONG OTHER EXEMPTIONS FROM REGISTRATION, A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE ACT ("REGULATION S"). SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S) UNLESS SUCH SHARES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO A VALID EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS"

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES BY SELLERS

         Each Seller severally and not jointly represents to Buyer as follows:

         2.1 SHARE OWNERSHIP. Such Seller owns all of the shares of the Company's capital stock set forth opposite such Seller's name on EXHIBIT A or below such Seller's name on the signature page hereto, free and clear of all Encumbrances of any kind and has full power and legal right to sell, assign, transfer and deliver the same.

         2.2 AUTHORIZATION. Such Seller has all necessary power and authority to execute, deliver and perform each Transaction Document to which it is a party. The execution, delivery and performance of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of such Seller. The Agreement constitutes, and the other Transaction Documents to which it is a party when executed by such Seller will constitute, the valid and binding obligations of such Seller enforceable against such Seller in accordance with their respective terms.

         2.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by such Seller of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby require no action by or in respect of, or filing with, any Governmental Entity other than any filings and Approvals described on SCHEDULE 2.3


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         2.4 NON-CONTRAVENTION. The execution, delivery and performance by such
Seller of the Transaction Documents to which it is a party and the consummation by such Seller of the transactions contemplated thereby do not and will not (i) in the case of any such Seller that is a corporation, violate the charter documents or bylaws of such Seller, (ii) assuming compliance with the matters referred to in SECTION 2.3, violate any applicable Law or (iii) conflict with or result in any breach or default under any provision of any Contract to which any such Seller is a party or by which any such Seller is bound, except, in the case of clauses (ii) and (iii) for such matters as would not materially impair the ability of any Seller to consummate the transactions contemplated by this Agreement.

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF NORWEGIAN SELLERS

         The Norwegian Sellers jointly and severally represent and warrant to Buyer as follows:

         3.1 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has all corporate power and authority necessary to carry on its business as now being conducted and as proposed to be conducted and to own and operate the properties and assets now owned and being operated by it. The Company is duly qualified or licensed to do business and is in good standing in all jurisdictions in which the character or the location of the assets owned or leased by it or the nature of the business conducted by it requires licensing or qualification. SCHEDULE 3.1 correctly lists the current directors and executive officers of the Company. True, correct and complete copies of the charter documents of the Company as in effect on the date hereof have been delivered to Buyer.

         3.2 CAPITALIZATION. The authorized capital stock of the Company consists of 193,598shares of common stock , all of which are outstanding. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and no such shares were, or will be, issued in violation of any preemptive or other right. Except as set forth in SCHEDULE 3.2 the Company is not a party to or bound by any Contract to issue, sell or otherwise dispose of or redeem, purchase or otherwise acquire any capital stock or any other security of the Company or any other security exercisable or exchangeable for or convertible into any capital stock or any other security of the Company, and, except for this Agreement, there is no outstanding option, warrant or other right to subscribe for or purchase, or Contract with respect to, any capital stock or any other security of the Company or any other security exercisable or convertible into any capital stock or any other security of the Company.

         3.3 SUBSIDIARIES AND OTHER EQUITY INVESTMENTS. Except as set forth in
SCHEDULE 3.3, the Company does not own, directly or indirectly, any shares of capital stock of any corporation or any equity investment in any partnership, joint venture, limited liability company or other entity. With respect to each Subsidiary, SCHEDULE 3.3 sets forth a true and complete list of (i) its name and jurisdiction of incorporation, (ii) the jurisdictions in which it is duly qualified or licensed to do business as a foreign corporation, (iii) its authorized capital stock, (iv) the number of shares of each class thereof


                                       6
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outstanding, (v) the number of shares of each such class and percentage of outstanding voting stock owned by the Company or any of its Subsidiaries, (vi) the names, addresses and titles of its directors and officers and (vii) the name, address and number of shares of such Subsidiary owned by any Person other than the Company. The Norwegian Sellers have delivered to Buyer complete and correct copies of the charter documents of each Subsidiary as in effect on the date of this Agreement. Except as set forth in SCHEDULE 3.3, no capital stock or any other security (including any debt security) of any Subsidiary is held by any Person other than the Company or a Subsidiary. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary has all corporate power and authority necessary to carry on its business as now being conducted and as proposed to be conducted and to own and operate the properties and assets now owned and being operated by it. Each Subsidiary is duly qualified or licensed to do business and is in good standing in all jurisdictions in which the character or the location of the assets owned or leased by it or the nature of the business conducted by it requires licensing or qualification. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and no such shares were issued in violation of any preemptive or other right. Except as set forth in
SCHEDULE 3.3, neither the Company nor any Subsidiary is a party to or bound by any Contract to issue, sell or otherwise dispose of or redeem, purchase or otherwise acquire any capital stock or any other security of any Subsidiary or any other security exercisable or exchangeable for or convertible into any capital stock or any other security of any Subsidiary, and there is no outstanding option, warrant or other right to subscribe for or to purchase, or Contract with respect to, any capital stock or any other security of any Subsidiary or any other security exercisable or convertible into any capital stock or any other security of any Subsidiary.

         3.4      FINANCIAL STATEMENTS; CHANGES; CONTINGENCIES.

         (a) The Norwegian Sellers have delivered to Buyer consolidated balance sheets for the Company and its Subsidiaries at December 31, 1999, 1998, 1997, 1996 and 1995 and the related consolidated statements of operations, changes in stockholder's equity and changes in financial position or cash flow for the periods then ended (the "AUDITED FINANCIAL STATEMENTS"). The Audited Financial Statements have been examined by the Auditors whose reports thereon are included with such Financial Statements. The Audited Financial Statements have been prepared in conformity with Norwegian GAAP applied on a consistent basis (except for changes, if any, required by Norwegian GAAP and disclosed therein). The statements of operations and cash flow included within the Audited Financial Statements present fairly the results of operations and cash flows of the Company and its Subsidiaries for the respective periods covered, and the balance sheets present fairly the financial condition of the Company and its Subsidiaries as of their respective dates. Since December 31, 1999, there has been no change in any of the significant accounting policies, practices or procedures of the Company or the Subsidiaries.

         (b) The Norwegian Sellers have delivered to Buyer consolidated balance sheets for the Company and its Subsidiaries at February 29, 2000, and the related consolidated statements of operations for the periods then ended (the "UNAUDITED FINANCIAL STATEMENTS"). Such Unaudited Financial Statements have been certified by the president


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

of the Company. The Unaudited Financial Statements have been prepared in conformity with Norwegian GAAP applied on a consistent basis except for changes, if any, required by Norwegian GAAP and disclosed therein. The statements of operations and cash flows included as part of the Unaudited Financial Statements present fairly the results of operations and cash flows of the Company and its Subsidiaries for the respective periods covered, and the balance sheets present fairly the financial condition of the Company as of their respective dates. The Unaudited Financial Statements reflect all adjustments (which consist only of normal recurring adjustments not material in amount and include estimated provisions for year-end adjustments) necessary for a fair presentation. At the dates of such balance sheets, neither the Company nor any Subsidiary had any material liability (actual, contingent or accrued) that, in accordance with Norwegian GAAP applied on a consistent basis, should have been shown or reflected therein but was not.

         Except as set forth on SCHEDULE 3.4(c), since the Balance Sheet Date, there has not been, occurred or arisen:

                  (i) any event, occurrence, development or state of circumstances or facts which would, individually or in the aggregate, have a material adverse effect on the Business;

                  (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, other than the payment of the dividend of NOK9,680,000 reflected on the Balance Sheet, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

                  (iii) any incurrence, assumption or guarantee by the Company or any Subsidiary of any material indebtedness for borrowed money, other than in the ordinary course of business;

                  (iv) any creation or other incurrence by the Company or any of its Subsidiaries of any Encumbrance on any material asset;

                  (v) any making of any material loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of the Company made in the ordinary course consistent with past practices;

                  (vii) any material damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Business or any of its Subsidiaries;

                  (vii) any transaction or commitment made, or any Contract entered into by the Company, or any of its Subsidiaries involving the acquisition or disposition of any material assets, other than in the ordinary course of business;

                  (viii) any strike or labor dispute, other than routine individual grievances, or, to the Knowledge of the Norwegian Sellers, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

                  (ix) any Tax election, change in accounting method or any settlement or compromise of any material Tax liability; or

                  (x) (i) any grant of any severance or termination pay to any current or former employee, officer or director of the Company or any of its Subsidiaries, other than as required by the law of the country in which such entity is formed, (ii) any increase in benefits payable under any existing severance or termination pay policies or employment Contract, (iii) the entering into any employment, deferred compensation or other similar Contract (or any amendment to any such existing Contract) by the Company with any current or former director, officer or employee of the Company or any of its Subsidiaries, which provides for greater rights than are required under the law of the country in which such entity is formed or provide for an annual salary of more than NOK500,000, (iv) the establishment, adoption or material amendment of (except as required by applicable Law) any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of the Company or any of its Subsidiaries, or (v) any increase in compensation, bonus or other benefits payable to any current or former director, officer or employee of the Company or any of its Subsidiaries.

         (d) Neither the Company nor any Subsidiary has any liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, except liabilities that (i) are reflected or disclosed in the Balance Sheet, (ii) are operating expenses, or indebtedness under existing credit lines, incurred after the Balance Sheet Date in the ordinary course of business or (iii) are set forth in SCHEDULE 3.4(d).

         3.5      TAXES.

                  Except as set forth on SCHEDULE 3.5:

         (a) All Tax Returns required to be filed by or with respect to the Company and the Subsidiaries have been timely filed, and all such Tax Returns are complete and correct in all material respects. The Company and its Subsidiaries have paid all Taxes that are due from or with respect to them for the periods covered by such Tax Returns and have made all required estimated Tax payments sufficient to avoid any penalties for underpayment. The accrual for Taxes in the Balance Sheet is adequate to cover any and all unpaid Taxes (whether or not disputed and whether or not due) of the Company and its Subsidiaries with respect to all taxable periods or portions thereof ending on or before the date of the Balance Sheet.

         (b) The Tax Returns referred to in SECTION 3.5(a), other than those for 1999, have been examined by the appropriate Governmental Entity or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired. There is no audit, examination, suit, investigation or similar proceeding pending, proposed or threatened with respect to Taxes of the Company or any Subsidiary, and no basis exists therefore.

         (c) All Taxes that the Company and its Subsidiaries have been required by Law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and added on the books of the Company. The Company and its Subsidiaries have complied in all material respects with all information reporting, backup or any other withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

         (d) Neither the Company nor any Subsidiary is liable for the Taxes of any Person (other than any of the Company and its Subsidiaries) including as a transferee by regulation or statutes, or otherwise as a result of any contractual arrangement with any third party or any taxing authority.

         (e) There are no liens for Taxes upon the assets of the Company or its Subsidiaries.

         (f) SCHEDULE 3.5 lists all of the jurisdictions in which the Company and its Subsidiaries are subject to Tax or are required to file Tax Returns.

         (g) The Company does not have and has never had more than 50% of its stock owned by United States citizens.

         (h) For the purposes of this clause (h) the term "VAT" means value added tax or any similar sales or turnover tax of any relevant jurisdiction, and "VAT LEGISLATION" means any relevant enactments or regulations in relation to VAT and all notices, provisions and conditions made or issued thereunder including the terms of any agreement reached with any relevant Governmental Entity, and any concession disclosed to Buyer. Each of the Company and its Subsidiaries; (A) is registered for the purposes of VAT if so required, and has been so registered at all times that it has been required to be registered by VAT legislation, and such registration is not subject to any conditions imposed by or agreed with the relevant Governmental Entity; (B) has complied fully with and observed in all material respects the terms of VAT legislation; (C) has maintained and obtained at all times complete, correct and up-to-date records, invoices and other documents (as the case may be) appropriate or requisite for the purposes of VAT legislation and has preserved such records, invoices and other documents in such form and for such periods as are required by VAT legislation; and (D) is not and has not been treated as a member of a group for the purpose of VAT legislation, and has not applied for such treatment.

         3.6 MATERIAL CONTRACTS. SCHEDULE 3.6 lists each Contract to which the Company or any Subsidiary is a party or to which the Company, any Subsidiary or any of their respective properties is subject or by which any thereof is bound that is deemed a Material Contract under this Agreement. Unless otherwise so noted on SCHEDULE 3.6, each such Contract was entered into in the ordinary course of business. Each Contract that (a) after the Balance Sheet Date obligates the Company to pay an amount of US$50,000 or more, (b) has an unexpired term as of the date of this Agreement in excess of one year, (c) represents a Contract upon which the Business is substantially dependent or which is otherwise material to the Business, (d) relates to indebtedness for money borrowed or provides for an extension of credit other than consistent with normal credit terms, (e) limits or restricts the ability of the Company or any Subsidiary to compete or otherwise to conduct its business in any manner or place, (f) provides for a guaranty or indemnity by the Company or any Subsidiary, (g) grants a power of attorney, agency or similar authority to another Person, (h) contains a right or obligation of any Associate, Affiliate, officer or director of the Company or any Subsidiary to the Company or any Subsidiary, (i) is an employment Contract which provides for materially greater rights, other than the payment of a monthly bonus, than are required under the law of the country in which the Company or the applicable Subsidiary is formed or provide for an annual salary of more than NOK500,000 or a consulting Contract, stockholder agreement or voting trust, or (j) was not made in the ordinary course of business, will be deemed to be a Material Contract and has been identified on such SCHEDULE 3.6. True copies of the Material Contracts appearing on SCHEDULE 3.6, including all amendments and supplements, and a written description of the terms of any oral Material Contracts, have been delivered to Buyer. Each Material Contract is valid and subsisting; the Company or the applicable Subsidiary has duly performed all of its obligations thereunder to the extent that such obligations to perform have accrued; and no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by the Company or any Subsidiary, as the case may be, or, to the Knowledge of the Norwegian Sellers, any other party or obligor with respect thereto, has occurred or as a result of this Agreement or performance hereof will occur. Consummation of the transactions contemplated by this Agreement will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, the Company or any Subsidiary under any of the Contracts on SCHEDULE 3.6.

         3.7 TITLE TO PROPERTY; CONDITION OF PROPERTY; LEASES. Except as set forth in SCHEDULE 3.7, the Company and each Subsidiary have good and marketable title to all of their material assets free of Encumbrances. All material tangible assets of the Company and each Subsidiary are in a good state of maintenance and repair (except for ordinary wear and tear) and, assuming NOK 25 million of capital expenditures planned for the year ended December 31, 2000 and NOK 20 million of capital expenditures for the year ended December 31, 2001 are made, are adequate for the Business to achieve projected sales of NOK 600 million in 2000 and NOK 950 million in 2001. All leasehold properties held by the Company or any Subsidiary as lessee are held under valid, binding and enforceable leases. To the Knowledge of the Norwegian Sellers, there is no pending or threatened Action that would materially interfere with the quiet enjoyment of any such leasehold by the Company or any such Subsidiary.

         3.8 NON-CONTRAVENTION. The execution, delivery or performance of the Transaction Documents and the consummation of the transactions contemplated thereby do not and will not (i) violate the charter documents or bylaws of the Company, (ii) other than as described on SCHEDULE 3.8, require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any Material Contract or any Permit or Approval affecting, or relating in any way to, the Business or (iii) result in the creation or imposition of any Encumbrance on any material asset of the Company or any of its Subsidiaries except, in the case of clauses (ii) and (iii) for such matters as would not, individually or in the aggregate, have a material adverse effect on the Business.

         3.9 INTELLECTUAL PROPERTY. SCHEDULE 3.9 contains a complete and correct list of (i) all Intellectual Property that is owned by the Company and any Subsidiary and primarily related to, used in, held for use in connection with or necessary for the conduct of, or otherwise material to, the Business, (ii) all Contracts pursuant to which the Company or any Subsidiary has licensed Intellectual Property to, or the use of Intellectual Property is otherwise permitted by, any other Person and (iii) all Contracts, other than those acquired pursuant to the purchase of shrinkwrap software, pursuant to which the Company or any Subsidiary has had Intellectual Property licensed to it or has otherwise been permitted to use Intellectual Property. Except as set forth on
SCHEDULE 3.9, (a) the Company and its Subsidiaries have not assigned, hypothecated or otherwise encumbered any Intellectual Property and (b) none of the licenses included in the Intellectual Property of the Company and its Subsidiaries purport to grant sole or exclusive licenses to another Person, including sole or exclusive licenses limited to specific fields of use. Except as set forth on SCHEDULE 3.9, the patents owned by the Company and its Subsidiaries are valid and enforceable, and any patent issuing from patent applications of the Company and its Subsidiaries will be valid and enforceable. Except as set forth on SCHEDULE 3.9, the Norwegian Sellers have no Knowledge of any infringement by any other Person of any Intellectual Property of the Company, and the Company and its Subsidiaries have not entered into any agreement to indemnify any other party against any charge of infringement of any Intellectual Property. Except as set forth on SCHEDULE 3.9, the Company and its Subsidiaries have not and do not violate or infringe any Intellectual Property of any other Person, including the licenses issued by developers of shrinkwrap software, and neither the Company nor any Subsidiary has received any communication alleging that it violates or infringes the Intellectual Property of any other Person. Except as set forth on SCHEDULE 3.9, the Company and its Subsidiaries have not been sued for infringing any Intellectual Property of another Person.

         3.10 LEGAL PROCEEDINGS. No Order has been issued and no Action is pending, or, to the Knowledge of the Norwegian Sellers, threatened against or affecting the Company or any Subsidiary or any of their respective properties or assets that individually or when aggregated with one or more other Orders or Actions has or might reasonably be expected to have a material adverse effect on
(a) the Company or any Subsidiary, (b) the Business or (c) the Norwegian Sellers' ability to perform their obligations under the Transaction Documents to which they are a party or any aspect of the transactions contemplated thereby.
SCHEDULE 3.10 lists each Order or Action that involves a claim or potential claim of aggregate liability in excess of US$50,000, whether or not covered by insurance, against, or that enjoins or compels or seeks to enjoin or to compel any activity by, the Company or any Subsidiary. There is no matter as to which the Company or any Subsidiary has received any notice, claim or assertion, or, to the Knowledge of the Norwegian Sellers, which otherwise has been threatened or is reasonably expected to be threatened or initiated, against or affecting any director, officer, employee, agent or representative of the Company or any Subsidiary or any other Person, nor to the Knowledge of the Norwegian Sellers is there any reasonable basis therefor, in connection with which any such Person has or may reasonably be expected to have, any right to indemnification by the Company or any Subsidiary.

         3.11 INSURANCE. The Company and its Subsidiaries are, and at all times during the past two years have been, insured with reputable insurers against all risks normally insured against by companies in similar lines of business and selling to similar types of clients. SCHEDULE 3.11 lists all insurance policies that are material to the Business and all claims under any insurance policies made since January 1, 1994. All of the insurance policies listed on SCHEDULE
3.11 and its Subsidiaries are in full force and effect. Neither the Company nor any Subsidiary is in default under any such policy.

         3.12 COMPLIANCE WITH LAW. The Company and each of its Subsidiaries are, have been in compliance with, are not under investigation with respect to, and have not been threatened to be charged with or given notice of any violation of, any applicable Law, the violation of which would have a material adverse effect on the Business.

         3.13 EMPLOYEES. Neither the Company nor any of its Subsidiaries has any dispute existing, or to the Knowledge of the Norwegian Sellers, threatened, involving strikes, work stoppages, slow downs or lockouts. There are no grievance proceedings or claims of unfair labor practices filed or, to the Knowledge of the Norwegian Sellers, threatened to be filed with any Government Entity against the Company or any of its Subsidiaries. To the Knowledge of the Norwegian Sellers there is no union representation or organizing effort pending or threatened against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has agreed to recognize any union or other collective bargaining unit. The only employees of the Company who have indicated a desire or intent to terminate employment with the Company for any reason in the twelve (12) months preceding the date of this Agreement are listed in
SCHEDULE 3.13.

         3.14 EMPLOYEE BENEFIT PLANS.

         (a) Except as set forth in SCHEDULE 3.14 and except as provided under the law in which the Company or Subsidiary, as applicable, is formed or common practice within the Company's industry, neither the Company nor any of its Subsidiaries has an employee benefit plan, whether written or unwritten, to which the Company is or during the last five years has been a party or by which any of them is or during the last five years has been bound, legally or otherwise, including, (i) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, or (ii) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to company automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance.

         (b) The Norwegian Sellers have delivered to Buyer true and complete copies of all documents and summary plan descriptions with respect to such plans, agreements and arrangements, or summary descriptions of any such plans, agreements or arrangements not otherwise in writing.

         (c) There are no negotiations, demands or proposals that are pending or have been made which concern matters now covered, or that would be covered, by plans, agreements or arrangements of the type described in this section.

         (d) The Company is in compliance in all material respects with the applicable provisions of all Laws applicable with respect to all such employee benefit plans, agreements and arrangements. The Company has performed in all material respects all of its obligations under all such plans, agreements and arrangements and all such plans, agreements and arrangements have been operated in all material respects in compliance with their terms. To the Knowledge of the Norwegian Sellers, there are no Actions (other than routine claims for benefits) pending or threatened against such plans or their assets, or arising out of such plans, agreements or arrangements, and, to the Knowledge of the Norwegian Sellers, no facts exist that could give rise to any such Actions.

         (e) All obligations of the Company under each such plan agreement and arrangement (i) that are due before the Closing Date have been paid or will be paid before that time and (ii) that have accrued before the Closing Date have been or will be paid or properly accrued.

         (f) Except as set forth in SCHEDULE 3.14, the Company may (except to the extent prohibited by Law) in any manner and without the consent of any employee, beneficiary or dependent, employees' organization or other person, terminate, modify or amend each such plan or arrangement (or its participation therein) effective as of any date before, on or after the Closing Date.

         (g) Except as set forth in SCHEDULE 3.14, the consummation, announcement or other action relating to the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from the Company to any officer, employee, former employee, director, or former director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (ii) benefit under any such plan or arrangement being established, accelerated, vested or payable.

         3.15 NO BROKERS OR FINDERS. No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of any Norwegian Seller in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions.

         3.16 INVENTORIES. All inventories of the Company and each Subsidiary are of good merchantable quality, reasonably in balance, and salable or currently usable in the ordinary course of business. The value of obsolete, damaged or excess inventory and of inventory below standard quality has been written down on the Balance Sheet to ascertainable market value, or adequate reserves described on the Balance Sheet have been provided therefor, and the value at which inventories are carried reflects the customary inventory valuation policy of the Company and its Subsidiaries (which fairly reflects the value of obsolete, spoiled or excess inventory) for stating inventory, in accordance with Norwegian GAAP.

         3.17 CUSTOMERS. SCHEDULE 3.17 lists the names of, and describes all Contracts with and the appropriate percentage of Business attributable to, the ten largest customers of the Business during the fiscal year ended December 31, 1999 and the ten largest customers projected for the fiscal years ended December 31, 2000 and 2001. Neither the Company nor any Subsidiary has received any notice nor has any reason to believe that (i) any of such customers has ceased to use, or will cease to use, or has materially reduced or will materially reduce the use of, the products, goods or services of the Business, (ii) any of such customers has materially reduced or will materially reduce the price it will pay for products, goods or services of the Business, or (iii) the Company will not obtain the projected sales to each customer set forth opposite such customer's name on SCHEDULE 3.17, including in each case after the consummation of the transactions contemplated by this Agreement. To the Knowledge of the Norwegian Sellers, no customer of the Business listed on SCHEDULE 3.17 has threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement. The Company's products and the technology within such projects are sufficient to enable the Company to achieve the projected sales set forth on SCHEDULE 3.17

         3.18 SUPPLIERS. SCHEDULE 3.18 lists the ten most significant suppliers of the Business at the date of this Agreement, and any sole-source suppliers of significant goods or services (other than electricity, gas, telephone or water) to the Company or any Subsidiary with respect to which alternative sources of supply are not readily available on comparable terms and conditions. The Company has not experienced or been notified of any shortage in goods or services provided by any of the suppliers listed on SCHEDULE 3.18 or by its sole-source suppliers, which shortage would have a material adverse effect on the Business or cause a material delay in product shipments by Seller. Neither the Company nor any Subsidiary has received any notice nor has any reason to believe that there has been any material adverse change in the price of raw materials, supplies, goods, services or other merchandise provided by such suppliers or that such suppliers will not continue to provide the Company with supplies at any time after the Closing Date on terms and conditions similar to those used in their current sales to the Business. To the Knowledge of the Norwegian Sellers, no supplier listed on SCHEDULE 3.18 has threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

         3.19 PRODUCT WARRANTIES. Except as set forth in SCHEDULE 3.19: (a) there are no warranties, express or implied, written or oral, with respect to the products of the Business; (b) there are no pending or threatened claims with respect to any such warranty; (c) no returns of any single product sold by the Company during the two years preceding the date of this Agreement have exceeded one percent (1%); (d) the Company has no liability with respect to any such warranty, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due; (e) there have been no product recalls or Actions pending or, to the Knowledge of the Norwegian Sellers, threatened during such period relating to the Company's products; and (f) to the Knowledge of the Norwegian Sellers, no customer of the Company or any Subsidiary has experienced failures or serious product performance defects greater than one percent (1%) for any product purchased from the Company or any such Subsidiary within the twenty-four months preceding the date of this Agreement. Adequate reserves have been provided on the Balance Sheet for the Company's warranty obligations.

         3.20 ENVIRONMENTAL LAW COMPLIANCE. Except as set forth on SCHEDULE 3.20, there are no pending or, to the Knowledge of the Norwegian Sellers, threatened claims, suits or proceedings arising out of or related to any noncompliance with any Environmental Laws in connection with the Business. The Company and its Subsidiaries have complied and are in compliance with all Laws applicable to the Business relating to environmental protection, including standards relating to air, water, land and the generation, storage, transportation, treatment or disposal of Hazardous Substances (collectively, "ENVIRONMENTAL LAWS"), except where non-compliance with any such Laws would not have a material adverse effect on the Business. The Company and its Subsidiaries have received all Permits relating to environmental matters, including all air, water and waste permits and permits for emission and/or disposal of solid, liquid and gaseous materials from their operations, and the Company and its Subsidiaries are operating the Business in conformance with such Permits. To the Knowledge of the Norwegian Sellers there is no place on the Company's or its Subsidiary's properties where Hazardous Substances have entered or are likely to enter the air, soil or groundwater. Neither the Company nor any Subsidiary has installed, used, buried or removed any and, to the Knowledge of the Norwegian Sellers, there are no, surface impoundments or underground tanks or vessels or sumps, drains or pipelines that hold Hazardous Substances on the Company's or any Subsidiary's properties.

         3.21 MINUTE BOOKS. The minute books of the Company and its Subsidiaries accurately reflect all material actions and proceedings taken to date by the stockholders, Board of Directors and committees of the Company and its Subsidiaries, and such minute books contain true and complete copies of the charter documents of the Company and its Subsidiaries and all related amendments.

         3.22 DUE DILIGENCE MATERIALS. All documents, agreements and other materials provided by the Norwegian Sellers to Buyer or any representative of Buyer in connection with the due diligence conducted in connection with the transactions contemplated by this Agreement have been true, correct and complete originals or copies of the documents, agreements and other materials purported to be provided or to which access has been given.

         3.23 YEAR 2000 COMPLIANCE. The Company and its Subsidiaries have undertaken a concerted effort to ensure that all of the computer software, computer firmware, computer hardware, and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by the Company and its

Subsidiaries in the conduct of the Business will continue to function properly, will generate correct data, and will provide correct results when processing, providing and/or receiving (a) date-related data into and between the years 1999 and 2000 and (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries. Except as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Business, the Norwegian Sellers reasonably believe that such effort has been successful.

         3.24 RELATED PARTY TRANSACTIONS. Except as set forth on SCHEDULE 3.24, no director or officer of the Company or any Subsidiary and no Person related to any of them by consanguinity or marriage has any direct or indirect interest in
(i) any equipment or other property, real or personal, tangible or intangible, including any item of intellectual property, used in connection with or pertaining to the Business, or (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of products of the Company; PROVIDED, HOWEVER, that (A) no such director or officer or other Person will be deemed to have such an interest solely by virtue of the ownership of less than 3% of the outstanding voting stock or debt securities of any publicly held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on NASDAQ, and (B) no such director or officer or other Person will be deemed to have such an interest solely by virtue of the ownership by a partnership in which he is a partner of less than 10% of the outstanding voting stock or debt securities of any privately held company.

         3.25 ACCOUNTS RECEIVABLE. Except as set forth on SCHEDULE 3.25, the accounts receivable reflected on the Balance Sheet, and all accounts receivable arising since the Balance Sheet Date, arose from transactions in the ordinary course of business, are not more than 90 days past due, and the goods involved have been sold and delivered to the account obligor, or are in transit, and no further goods or services are required to be provided in order to complete the sale and to entitle the Company to collect the accounts receivable in full. No defense or set off to any such receivable has been asserted in writing by the receivable obligor, or, to the Knowledge of the Norwegian Sellers, exists.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Sellers as follows:

         4.1 ORGANIZATION AND RELATED MATTERS. Buyer is a corporation duly organized, validly existing and in good standing under the State of Delaware. Buyer has all corporate power and authority necessary to carry on its business as now being conducted and as proposed to be conducted and to own and operate the assets and properties now owned and being operated by it. Buyer is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which the character or the location of the assets owned or leased by it or the nature of the business conducted by it requires licensing or qualification.

         4.2 CORPORATE AUTHORIZATION. Buyer has all necessary corporate power and authority to execute, deliver and perform each Transaction Document to which it is a party. The execution, delivery and performance of the Transaction Documents to which Buyer is a party have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes, and the other Transaction Documents to which Buyer is a party when executed by Buyer will constitute, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

         4.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Buyer of the Transaction Documents to which Buyer is a party and the consummation of the transactions contemplated thereby require no action by or in respect of, or filing with, any Governmental Entity.

         4.4 NON-CONTRAVENTION. The execution, delivery and performance by Buyer of the Transaction Documents to which Buyer is a party and the consummation by Buyer of the transactions contemplated thereby do not and will not (i) violate the Restated Certificate of Incorporation as Amended and Restated of Buyer, (ii) assuming compliance with the matters referred to in SECTION 4.3, violate any applicable Law, (iii) except under Buyer's credit agreement with Bank of America, N.A., require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under any provision of any Contract binding upon Buyer or any Permit or Approval affecting, or relating in any way to, the assets or business of Buyer or (iv) result in the creation or imposition of any Encumbrance on any material asset of Buyer except, in the case of clauses
(ii), (iii) and (iv), for such matters as would not, individually or in the aggregate, have a material adverse effect on Buyer or materially impair the ability of Buyer to consummate the transactions contemplated by this Agreement. Buyer does not know of any reason that the consent of Bank of America, N.A. will not be given.

         4.5 LEGAL PROCEEDINGS. No Order or Action is pending, or, to the Knowledge of Buyer, threatened against or affecting Buyer or any of its properties or assets that individually or when aggregated with one or more other Orders or Actions has or might reasonably be expected to materially impair Buyer's ability to perform the Transaction Documents to which it is a party.

         4.6 COMPLIANCE WITH LAW. Buyer is and has been in compliance with and are not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable Law, the violation of which would have a material adverse effect on Buyer or its ability to perform its obligations under the Transaction Documents to which it is a party..

         4.7 NO BROKERS OR FINDERS. Other than Stephens Inc., whose fee Buyer will bear, no agent, broker, finder or investment or commercial banker, or other Person or firms engaged by or acting on behalf of Buyer or its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or such transactions.

                                   ARTICLE V
                              COVENANTS OF SELLERS

         5.1 ACCESS. The Norwegian Sellers will cause the Company and its Subsidiaries to make available for inspection by Buyer and its representatives, during normal business hours and in a manner so as not to interfere with normal business operations, all of the Company's and its Subsidiaries records (including Tax records), books of account, premises, Contracts and all other documents that are reasonably requested by Buyer and its representatives to inspect and examine the business and affairs of the Company and its Subsidiaries. The Norwegian Sellers will cause the Company's managerial employees, counsel and regular independent accountants to be available upon reasonable advance notice to answer questions of Buyer and Buyer's representatives concerning the business and affairs of the Company. No examination by Buyer and its representatives will, however, constitute a waiver or relinquishment by Buyer of its rights to rely on the Sellers' covenants, representations and warranties made herein or pursuant hereto.

         5.2 CONDUCT OF THE COMPANY. From the date of this Agreement until the Closing Date, the Norwegian Sellers will cause the Company and its Subsidiaries to conduct their respective businesses in the ordinary course consistent with past practice, including payment of accounts payable and collection of accounts receivable, and will cause the Company and its Subsidiaries to use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date of this Agreement until the Closing Date, except as consented to by Buyer in writing, the Norwegian Sellers will not cause or permit the Company or any of its Subsidiaries to:

         (a) adopt or propose any changes in their respective charter documents or bylaws;

         (b) merge or consolidate with any other Person or acquire a material amount of assets or any capital stock or other securities of any other Person;

         (c) sell, lease, license or otherwise dispose of any material assets or property except pursuant to existing Contracts;

         (d) take any action that would make any representation or warranty of any Seller hereunder inaccurate at the Effective Time;

         (e) enter into any licensing agreement, private label arrangement or understanding or other similar arrangement with respect to any of the Company's or any Subsidiary's Intellectual Property;

         (f) (i) grant any severance or termination pay to any current or former employee, officer or director of the Company or any of its Subsidiaries, (ii) increase benefits payable under any existing severance or termination pay policies or employment Contract, (iii) enter into any employment, deferred compensation or other similar Contract (or any amendment to any such existing Contract) with any current or former director, officer or employee of the Company or any of its Subsidiaries, (iv) establish, adopt or amend (except as required by applicable law) any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of the Company or any of its Subsidiaries, or (v) increase compensation, bonus or other benefits payable to any current or former director, officer or employee of the Company or any of its Subsidiaries;

         (g) issue any additional shares of capital stock, or issue, sell or grant any option or right to acquire or otherwise dispose of or commit to dispose of any of its authorized but unissued capital stock or other corporate securities;

         (h) declare or pay any dividends or make any other distribution in cash or property on its capital stock or other equity interests;

         (i) repurchase or redeem any shares of its capital stock or other equity interests;

         (j) grant any kind of Encumbrance with respect to any material part of its assets, real or personal, tangible or intangible;

         (k) amend any Tax Return, or make or change any Tax election or take any Tax reporting position inconsistent with prior reporting practices;

         (l) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person;

         (m) except as set forth on EXHIBIT 3.4(c), make or agree to make any new capital expenditure or expenditures which, individually, is in excess of US$100,000 or, in the aggregate, are in excess of US$250,000;

         (n) except in the ordinary course of business, modify, amend or terminate any Material Contract to which the Company is a party or waive, release or assign any material rights or claims;

         (o) make any change in any method of accounting or accounting practice or policy other than those required by generally accepted accounting principles; or

         (p) agree or commit to do any of the foregoing.

         5.3 NOTIFICATION OF CERTAIN MATTERS. Each Seller will promptly notify Buyer of (i) any event of which it obtains Knowledge which has had or might reasonably be expected to have a material adverse effect on the Business or which if known as of the date hereof would be required to be disclosed to Buyer and (ii) any failure of any Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

         5.4 PERMITS AND APPROVALS. The Sellers will cooperate with Buyer and use their best efforts to obtain (and will immediately prepare all registrations, filings and applications, requests and notices preliminary to) all Approvals and Permits that may be necessary or which may be reasonably requested by Buyer to consummate the transactions contemplated by this Agreement.

         5.5 CONDITIONS. Each Seller will use its best efforts to take all actions reasonably necessary or appropriate to cause each condition set forth in
SECTION 7.1 to be fulfilled on or before the Closing. Eldec will use its best efforts to take all actions reasonably necessary or appropriate to cause the condition set forth in SECTION 7.3 to be fulfilled on or before the Closing.

         5.6 DELIVERY OF MONTHLY FINANCIAL STATEMENTS. The Norwegian Sellers shall cause the Company to deliver to Buyer within three weeks after each month end a consolidated balance sheet for the Company and its Subsidiaries at the end of the prior month, and the related consolidated statements of operations for the periods then ended (the "MONTHLY FINANCIAL STATEMENTS"). Such Monthly Financial Statements shall be certified by the president of the Company. The Monthly Financial Statements shall be prepared in conformity with Norwegian GAAP applied on a consistent basis except for changes, if any, required by Norwegian GAAP and disclosed therein. The statements of operations and cash flows included as part of the Monthly Financial Statements shall present fairly the results of operations and cash flows of the Company and its Subsidiaries for the respective periods covered, and the balance sheets shall present fairly the financial condition of the Company as of their respective dates. The Monthly Financial Statements shall reflect all adjustments (which shall consist only of normal recurring adjustments not material in amount and shall include estimated provisions for year-end adjustments) necessary for a fair presentation. At the dates of such balance sheets, neither the Company nor any Subsidiary shall have any material liability (actual, contingent or accrued) that, in accordance with Norwegian GAAP applied on a consistent basis, should have been shown or reflected therein but was not.

                                   ARTICLE VI
                               COVENANTS OF BUYER

         6.1 NOTIFICATION OF CERTAIN MATTERS. Buyer will promptly notify Eldec and the Seller Representative of (i) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date of this Agreement to the Closing Date and (ii) any failure of Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

         6.2 PERMITS AND APPROVALS. Buyer will cooperate with the Sellers and use its best efforts to obtain (and will immediately prepare all registrations, filings and applications, requests and notices preliminary to) all Approvals and Permits that may be necessary or which may be reasonably requested by the Company to consummate the transactions contemplated by this Agreement.

         6.3 CREDIT AGREEMENT. Buyer agrees to use its best efforts to obtain any consent required from the Bank of America, N.A.

         6.4 REGISTRATION OF STOCK ISSUED IN EARNOUT. If Buyer decides to issue any of its shares in payment of the amounts payable under Section 1.4, it will within 30 business days thereafter file a registration statement on Form S-3 with the Securities and Exchange Commission covering such shares in accordance with the Registration Rights Agreement attached hereto as EXHIBIT D (the "REGISTRATION RIGHTS AGREEMENT").

                                  ARTICLE VII
                              CONDITIONS TO CLOSING

         7.1 CONDITIONS TO OBLIGATIONS OF BUYER. Unless waived, in whole or part, in writing by Buyer, Buyer's obligations hereunder are subject, before or at the Closing, to satisfaction of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sellers contained in ARTICLE II and ARTICLE III will be true at the Closing Date with the same effect as though made at such time. Each Seller will have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or before the Closing Date, and the Seller Representative will have delivered to Buyer on behalf of each Norwegian Seller, a certificate in form and substance satisfactory to Buyer, dated the Closing Date and signed by the Seller Representative to such effect and Eldec will have delivered to Buyer on its own behalf a certificate to such effect in form and substance satisfactory to Buyer dated the Closing Date and signed by an executive officer of Eldec.

         (b) NO RESTRAINING ACTION. No Action shall have been instituted or threatened against any Seller, the Company or its Subsidiaries before any Governmental Entity seeking to restrain or prohibit the consummation of the transactions contemplated hereby.

         (c) MATERIAL ADVERSE CHANGE. There will not have been any material adverse change in or affecting the Business since the Balance Sheet Date.

         (d) OPINION OF COUNSEL. Buyer must have received at the Closing from Tor Jakobsen, counsel to the Norwegian Sellers, and Schjodt and/or Tom Ungerland, counsel to Eldec, opinions dated the Closing Date, in form and substance satisfactory to Buyer.

         (e) [INTENTIONALLY LEFT BLANK]

         (f) PURCHASE OF MINORITY INTERESTS. Buyer shall have entered into agreements to acquire, contemporaneously with the Closing or immediately thereafter, the minority interest of each Subsidiary not wholly-owned by the Company other than Powec Pty Ltd.

         (g) NON-COMPETITION AGREEMENTS. Buyer shall have received from each employee of the Company or any Subsidiary who is participating in the earnout described in Section 1.4, or in any other arrangement approved by Buyer in connection with the acquisition of the minority interests of the Company's subsidiaries, a non-competition agreement substantially in the form of EXHIBIT E; PROVIDED, HOWEVER, that such agreements will not be required of Olav Hagen, Tinma, Kjell 0vrebo, or Trond Wennberg.

         (h) CORPORATE PROCEEDINGS. True and complete copies of all corporate proceedings and documents effecting the authorization and approval of the Transaction Documents and the transactions contemplated thereunder by each Seller that is a corporation, certified by the Chief Executive Officer and the Secretary of such corporation, will have been furnished to Buyer.

         (i) TRANSACTION DOCUMENTS. Each Seller will have executed and delivered the Transaction Documents to which it is a party other than this Agreement.

         (j) APPROVALS AND PERMITS. The Sellers will have obtained all Approvals and Permits necessary to consummate the transactions contemplated hereby, or all filings shall have been made and the applicable waiting periods shall have expired in those instances where no specific action for approval of a governmental agency is required.

         (k) SECURITIES LAW COMPLIANCE. At any time when Buyer elects to issue shares of its common stock to the Norwegian Sellers in accordance with this Agreement, Buyer will be satisfied that such transaction is exempt from registration under the Securities Act.

         (l) AMENDMENT TO ARTICLES. The Company shall have amended it Articles to delete the preemptive rights provision.

         7.2 CONDITIONS TO OBLIGATIONS OF SELLERS. Unless waived, in whole or part, in writing by Seller, Seller's obligations hereunder are subject, before or at the Closing, to satisfaction of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in ARTICLE IV will be true at the Closing Date with the same effect as though made at such time. Buyer will have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or before the Closing Date, and Buyer will have delivered to Eldec and the Seller Representative a certificate of Buyer in form and substance satisfactory to Eldec and the Seller Representative, dated the Closing Date and signed by its Chief Executive Officer and Chief Financial Officer to such effect.

         (b) NO RESTRAINING ACTION. No Action shall have been instituted or threatened against Buyer before any Government Entity seeking to restrain or prohibit the consummation of the transactions contemplated hereby.

         (c) CORPORATE PROCEEDINGS. True and complete copies of all corporate proceedings and documents effecting the authorization and approval of the Transaction Documents to which it is a party and the transactions contemplated thereunder by Buyer, certified by the Chief Executive Officer and the Secretary of Buyer, will have been furnished to the Seller Representative.

         (d) TRANSACTION DOCUMENTS. Buyer must have executed and delivered each Transaction Document to which it is a party other than this Agreement.

         (e) REGISTRATION RIGHTS AGREEMENT. Buyer must have executed and delivered to the Seller Representative on behalf of the Norwegian Sellers, the Registration Rights Agreement.

         7.3 CONDITION TO OBLIGATIONS OF ELDEC. Buyer and Eldec shall have consummated the asset purchase agreement being entered into contemporaneously with this Agreement pursuant to which Buyer has agreed to purchase substantially all of the assets of Eldec's Telecom Power Business.

                                   ARTICLE VIII
                           TERMINATION OF OBLIGATIONS

         8.1 TERMINATION OF AGREEMENT. Notwithstanding anything herein to the contrary, this Agreement and the transactions contemplated by this Agreement will terminate if the Closing does not occur on or before the close of business on June 30, 2000, unless extended by mutual consent in writing of Buyer, Eldec and the Seller Representative and otherwise may be terminated at any time before the Closing as follows and in no other manner:

         (a) MUTUAL CONSENT. By mutual consent in writing of Buyer, Eldec and the Seller Representative.

         (b) CONDITIONS TO BUYER'S PERFORMANCE NOT MET. By Buyer by written notice to Eldec and the Seller Representative if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of Buyer to consummate the transactions contemplated by this Agreement as set forth in SECTION 7.1.

         (c) CONDITIONS TO SELLERS' PERFORMANCE NOT MET. The Sellers by written notice to Buyer if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligation of the Sellers to consummate the transactions contemplated by this Agreement as set forth in SECTION 7.2.

         (d) INACCURATE INFORMATION. By Buyer if any material information (whether or not in writing) delivered to Buyer by or on behalf of any Seller, the Company or any Subsidiary is inaccurate or incomplete in any material respect.

         (e) MATERIAL BREACH. By Buyer or Sellers if there has been a material misrepresentation or other material breach by the other party in its representations, warranties and covenants set forth herein; PROVIDED, HOWEVER, that if such breach is susceptible to cure, the breaching party will have ten business days after receiving notice from the other party of its intention to terminate this Agreement if such breach continues in which to cure such breach.

         8.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
SECTION 8.1, all further obligations of the parties under this Agreement will terminate without further liability of any party to another; provided that the obligations of the parties contained in SECTION 10.3 and SECTION 10.6 will survive any such termination. A termination under SECTION 8.1 will not relieve any party of any liability for a breach of, or for any misrepresentation under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

                                   ARTICLE IX
                                 INDEMNIFICATION

         9.1 OBLIGATIONS OF SELLER. Eldec and the Norwegian Sellers hereby indemnify and hold harmless Buyer and each Buyer Subsidiary, and their respective directors, officers, employees, Affiliates, agents and assigns from and against any and all Losses of Buyer or any Buyer Subsidiary, directly or indirectly, as a result of, or based upon or arising from (a) in the case of Eldec, only and limited to, any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Eldec in or pursuant to this Agreement, and in the case of the Norwegian Sellers, any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by the Norwegian Sellers in or pursuant to this Agreement; or (b) in the case of the Norwegian Sellers, any third party claims or demand regarding the conduct of the Business before the Closing, whether asserted before or after the Closing, unless such claim or demand, or the facts and circumstances giving rise to such claim or demand, have been disclosed on the Disclosure Schedule. All amounts owed by the Norwegian Sellers to Buyer will be paid out of the Escrow Fund in accordance with the Escrow Agreement. Notwithstanding anything herein to the contrary, the Norwegian Sellers will not be liable to indemnify any Person: (i) until the total amount of all Indemnifiable Claims, other than those arising out of a breach of a representation or warranty set forth in Article I, exceeds US$500,000, PROVIDED, HOWEVER, that if said sum of US$500,000 is exceeded, the Norwegian Sellers' obligation to Buyer hereunder will include payment of said US$500,000, as well as the excess over that amount, or (ii) for aggregate Indemnifiable Claims , other than those arising out of a breach of a representation or warranty set forth in Article I, in excess of amounts held in the Escrow Fund from time to time. In no event will Eldec be liable to indemnify any party or persons in an amount in excess of the Original Escrow Amount.

         9.2 OBLIGATIONS OF BUYER. Buyer will indemnify and hold harmless the Sellers from and against any Losses of the Sellers, directly or indirectly, as a result of, or based upon or arising from, any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Buyer in or pursuant to this Agreement or arising from Buyer's conduct of the Business after the Closing.

         9.3 PROCEDURE. Any party seeking indemnification with respect to any Loss shall give notice to the party required to provide indemnity hereunder on or before the date specified in SECTION 10.1. The Seller Representative will act on behalf of the Norwegian Sellers for all purposes under this ARTICLE IX in accordance with
SECTION 10.5. If any claim, demand or liability is asserted by any third party against any Indemnified Party, the Indemnifying Party will upon the written request of the Indemnified Party, defend any Actions brought against the Indemnified Party in respect of matters embraced by the indemnity with counsel satisfactory to the Indemnified Party, but the Indemnified Party will have the right to conduct and control the defense, compromise or settlement of any Indemnifiable Claim if the Indemnified Party chooses to do so, on behalf of and for the account and risk of the Indemnifying Party who will be bound by the result so obtained to the extent provided herein, PROVIDED, HOWEVER, that no Indemnifiable Claim will be settled by an Indemnified Party unless the Indemnifying Party shall consent thereto, which consent shall not be unreasonably withheld or delayed. If, after a request to defend any Action, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the latter suffered by it in good faith is conclusive in its favor against the Indemnifying Party, provided however that, if the Indemnifying Party has not received reasonable notice of the Action against the Indemnified Party, or is not allowed to control its defense, judgment against the Indemnified Party is only presumptive evidence against the Indemnifying Party. Each party hereto, to the extent that it is or becomes an Indemnifying Party, hereby stipulates that a judgment against the Indemnified Party will be conclusive upon the Indemnifying Party. The parties will cooperate in the defense of all third party claims, which may give rise to Indemnifiable Claims hereunder. In connection with the defense of any claim, each party will make available to the party controlling such defense any books, records or other documents within its control that are reasonably requested in the course of such defense.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and agreements contained in this Agreement will survive the Closing until the second anniversary of the Closing Date and then expire in all respects.

         10.2 PUBLIC ANNOUNCEMENTS. Buyer, Eldec and the Seller Representative will consult with each other before issuing any press releases or making any public statement with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement before such consultation, unless required by law or the rules of NASDAQ or The New York Stock Exchange.

         10.3 CONFIDENTIALITY. All information disclosed by any party (or its representatives) whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party (or its representatives) will be kept confidential by such other party and its representatives and will not be used by any such Persons other than as contemplated by this Agreement, except to the extent that such information (i) was known by the recipient when received, (ii) is or hereafter becomes lawfully obtainable from other sources, (iii) is necessary or appropriate to disclose to a Governmental Entity having jurisdiction over the parties, or as may otherwise be required by Law or (v) to the extent such duty as to confidentiality is waived in writing by the other party. If this Agreement is terminated, each party shall use all reasonable efforts to return upon written request from the other party all documents (and reproductions thereof) received by it or its representatives from such other party (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this SECTION 10.3, unless the recipients provide assurances reasonably satisfactory to the requesting party that such documents have been destroyed.

         10.4 ASSIGNMENT. No party to this Agreement may assign this Agreement without the prior consent of the other parties to this Agreement, except that Buyer can assign this Agreement without the prior written consent of any other party (i) to any wholly owned subsidiary of Buyer or (ii) in connection with the sale of all or substantially all of the assets or stock of Buyer or the merger, consolidation or similar reorganization of Buyer.

         10.5 SELLER REPRESENTATIVE. Each Norwegian Seller by virtue of his or its execution of this Agreement, will be deemed to have irrevocably constituted and appointed, Jan Henrik Bryde effective as of the Closing Date, (together with his permitted successors, the "SELLER REPRESENTATIVE"), as his or its true and lawful agent and attorney-in-fact to (i) enter into, perform and bind such Norwegian Seller to the terms of any agreement in connection with the transactions contemplated by this Agreement, including but not limited to the Registration Rights Agreement and the Escrow Agreement, (ii) to exercise all or any of the powers, authority and discretion conferred on him under either this Agreement, the Registration Rights Agreement or the Escrow Agreement, including but not limited to the power and authority to authorize the Escrow Agent to disburse to Buyer any portion of the amounts or shares deposited with the Escrow Agent in accordance with the terms of the Escrow Agreement, (iii) to waive any terms and conditions of any such agreement, and (iv) to give and receive notices on their behalf and to be their exclusive representative with respect to any Action arising with respect to any transaction contemplated by any such agreement, including, the defense, settlement or compromise of any Action for which Buyer may be entitled to indemnification, and the Seller Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable. The Seller Representative will not be liable for any action taken or not taken by him in connection with his obligations under this Agreement in the absence of his own gross negligence or willful misconduct. If the Seller Representative is unable or unwilling to serve in such capacity, his successor, who will serve and exercise the powers of Seller Representative hereunder, shall be named by those persons holding a majority of the Shares.

         10.6 EXPENSES. Except as otherwise provided herein, each of the parties will bear all expenses incurred by it in connection with this Agreement and in the consummation of the transactions contemplated hereby and in preparation therefor.

         10.7 NOTICES. All notices (including other communications required or permitted) under this Agreement must be in writing and must be delivered: (a) in person; (b) by registered, express or certified mail, postage prepaid, return receipt requested; (c) by a generally recognized courier or messenger service that provides written acknowledgement of receipt by the addressee; or (d) by facsimile or other generally accepted means of electronic transmission with a verification of delivery. Notices are deemed delivered at the earlier of the date such notice is actually received by a party or two days after such notice is given. Notices to Seller must be given at the addresses below, but any party may furnish, from time to time, other addresses for notices to it.

    If to Buyer, at:                            with a copy to:

    740 Calle Plano                    O'Melveny & Myers LLP
    Camarillo, CA 93012                1999 Avenue of the Stars
    Attn:  Steven J. Goldman           Suite 700
                                       Los Angeles, California 90067
    Telephone:  (805) 987-8741
    Telecopier: (805) 484-0445         Telephone:  (310) 553-6700
                                       Telecopier: (310) 246-6779
                                       Attn: Kendall R. Bishop, Esq.

    If to Norwegian Sellers, at:         with a copy to:

    Jan Henrik Bryde                   Advokatfirmaet Bo, Lieng og Jakobsen ANS
    Kobbervikdalen 75                  Torvet 6 A, 3181 Norway
    Drammen, Norway N-3007             Attn:  Tor V. Jakobsen
    Telephone:  47.32.24.53.01         Telephone:  47.33.04.11.46
    Telecopier:  47.32.24.53.90        Telecopier:  47.33.04.53.26

    If to Eldec, at:                   with a copy to:

    Eldec Corporation                  Crane Co.
    16700 13th Avenue West             100 First Stamford Pl.
    Lynwood, WA 98037-8587             Stamford, CT 06902
    U.S.A.                             U.S.A.
    Attn:  Chief Financial Officer     Attn:  Corporate Secretary
    Telephone:  425-743-1313           Telephone:  203-363-7300
    Telecopier:  425-743-8207          Telecopier:  203-363-7350

                                       with a copy to:

                                       Advokatfirmaet Schjodt AS
                                       P.O. Box 2444 Solli
                                       N-0201 Oslo, Norway
                                       Attn:  Christopher Groth
                                       Telephone:  47.88.00.20.78
                                       Telecopier:  47.22.83.17.12

                  The addresses to which notices or demands are to be given may be changed from time to time by notice served as provided above. Delivery of notice to the copied parties above is not notice to Buyer or the Seller Representative, as the case may be.

         10.8 FURTHER ASSURANCES. The Sellers will, upon the request of Buyer, from time to time execute and deliver such additional certificates, agreements and other documents and take such other actions as Buyer reasonably requests, to render effective the transactions contemplated hereby.

         10.9 SECTIONS AND OTHER HEADINGS. Sections or other headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement

         10.10 INTEGRATED AGREEMENT. This Agreement and the exhibits and schedules hereto constitute the entire agreement between the parties hereto, and no agreements, understandings, restrictions, warranties or representations exist between the parties other than those set forth herein or provided for herein. All exhibits, schedules and appendices attached t o this Agreement are incorporated herein.

         10.11 AMENDMENTS; WAIVERS. All parties must approve any amendment to this Agreement. Any waiver of any right or remedy requires the consent of the party waiving it. Every amendment or waiver must be in writing and designated as an amendment or waiver, as appropriate. No failure by any party to insist on the strict performance of any provision of this Agreement, or to exercise any right or remedy, will be deemed a waiver of such performance, right or remedy, or of any other provision of this Agreement.

         10.12 INTERPRETATION. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel. The parties waive any statute or rule of law to the contrary. Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) "or" is not exclusive; (iii) words in the singular include the plural, and words in the plural include the singular; (iv) "herein," "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Section, Subsection, paragraph, clause, or other subdivision; (v) all references to "Section", "Schedule" or "Exhibit" refer to the particular Section, Schedule or
Exhibit in or attached to this Agreement; and (vi) "including" and "includes," when following any general provision, sentence, clause, statement, term or matter, will be deemed to be followed by ", but not limited to," and ", but is not limited to," respectively.

         10.13 COUNTERPARTS. This Agreement is being signed in several counterparts. Each of them is an original, and all of them constitute one agreement.

         10.14 SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the extent possible.

         10.15 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal laws of the Kingdom of Norway (without reference to its rules as to conflicts of Law).

         10.16 ARBITRATION Any dispute arising out of this Agreement, whether between the Norwegian Sellers and Buyer or between Eldec and Buyer, shall be settled in arbitration according to the rules of Chapter 32 of the Norwegian Code of Civil Procedure. Arbitration shall take place in Oslo, Norway and shall be conducted in the English language.

         10.17 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at Law or equity.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

                                          POWER-ONE, INC.


                                          By:

                                              ----------------------------------
                                              Name:
                                              Title:

                                          --------------------------------------
                                                      Jan Henrik Bryde

                                          --------------------------------------
                                                         Eva Abel

                                          --------------------------------------
                                                        Hakon Hafnor

                                          --------------------------------------
                                                        Arild Sagebo

                                          --------------------------------------
                                                       Bjorg Nystad

                                          --------------------------------------
                                                       Liv Gronvold

                                          --------------------------------------
                                                        Viggo Olsen

                                          --------------------------------------
                                                       Odd Roar Schmidt

                                          --------------------------------------
                                                        Anne Elvegard

                                          --------------------------------------
                                                      Tonje Wendelborg

                                          --------------------------------------
                                                        Terje Nilsen

                                          --------------------------------------
                                                       Inger Solvi Jansen

                                          --------------------------------------
                                                        Arne Strickert

                                          --------------------------------------
                                                          Knut Aven

                                          --------------------------------------
                                                         Knut Ramnaes

                                          POWER INVENT AS

                                          By:

                                              ----------------------------------
                                              Name:
                                              Title:

                                          POWER ELECTRONICS AS

                                          By:

                                              ----------------------------------
                                              Name:
                                              Title:

                                          --------------------------------------
                                                         Olav Hagen

                                          --------------------------------------
                                                         Ove Karlsen

                                          TINMA AS


                                          By:

                                              ----------------------------------
                                              Name:
                                              Title:

                                          --------------------------------------
                                                        Trond E. Wennberg

                                          --------------------------------------
                                                           Kjell 0vrebo

                                          ELDEC CORPORATION


                                          By:

                                              ----------------------------------
                                              Name:
                                              Title:

                                              No. Of Shares Owned: 87,272

                                          --------------------------------------
                                                         Heidi Therese Hoff

                                          --------------------------------------
                                                             Mark Tough

                                          --------------------------------------
                                                            Alan Cooling

                                          --------------------------------------
                                                            Mark Jearum

                                    EXHIBIT A

                                    EXHIBIT B

         "ACTION" means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

         "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

         "AGREEMENT" means this Agreement by and among Buyer and the Sellers as may be amended, supplemented or modified from time to time.

         "APPROVAL" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

         "ASSOCIATE" of a Person means

                  (i) a corporation or organization (other than a party to this Agreement) of which such Person is an officer or partner or, directly or indirectly, beneficially owns 10% or more of any class of equity securities;

                  (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity; and

                  (iii) any relative or spouse of such Person or any relative of such spouse who has the same home as such person or who is a director or officer of Seller or any of its Affiliates.

         "AUDITED FINANCIAL STATEMENTS" has the meaning set forth in
SECTION 3.4(a).

         "AUDITORS" means Moller & Co. , independent public accountants to the Company.

         "BALANCE SHEET" means the balance sheet as of December 31, 1999 included within the Audited Financial Statements.

         "BALANCE SHEET DATE" means December 31, 1999.

         "BUSINESS" means the business of the Company and its Subsidiaries taken as a whole, and will be deemed to include any of the following incidents of such business: income, cash flow, operations, condition (financial or other), assets/properties, anticipated revenues/income, prospects and liabilities.

         "BUYER COMMON STOCK" means the common stock of Power-One, Inc., par value $0.001 per share.

         "BUYER SUBSIDIARY" means International Power Devices, Inc., Melcher Holding AG, HC Power, Inc., Power-Electronics, Inc. and Poder Uno de Mexico, S.A. de C.V.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CLOSING" means the consummation of the transactions contemplated by this Agreement.

         "CLOSING DATE" has the meaning set forth in SECTION 1.5.

         "CONTRACT" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing, to which Seller or any Subsidiary is a party.

         "DISCLOSURE SCHEDULE" means the Disclosure Schedule dated the date of this Agreement and delivered by the Sellers to Buyer on the date of this Agreement. The Sections of the Disclosure Schedule will be numbered to correspond to the applicable Section of this Agreement and, together with all matters under such heading, will be deemed to qualify ONLY that section.

         "EARNOUT" has the meaning set forth in SECTION 1.4(a).

         "ELDEC" means Eldec Corporation, a Washington corporation.

         "ENCUMBRANCE" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, Law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities Law.

         "ENVIRONMENTAL LAWS" has the meaning set forth in SECTION 3.20.

         "ESCROW AGENT" has the meaning set forth in SECTION 1.3.

         "ESCROW AGREEMENT" has the meaning set forth in SECTION 1.3.

         "ESCROW FUND" means all funds or shares of Buyer Common Stock, as the case may be, deposited by Buyer with the Escrow Agent pursuant to this Agreement.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FINANCIAL STATEMENTS" means the Audited Financial Statements and the Unaudited Financial Statements."

         "GOVERNMENTAL ENTITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

         "HAZARDOUS SUBSTANCE" means (but is not limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

         "INDEBTEDNESS" means all interest-bearing indebtedness, guarantees and capitalized lease obligations of the Company as calculated in accordance with Norwegian GAAP and all guarantees and letters of credit to which the Company is a party.

         "INDEMNIFIABLE CLAIM" means any Loss for or against which any party is entitled to indemnification under this Agreement.

         "INDEMNIFIED PARTY" means the party entitled to indemnity under this Agreement.

         "INDEMNIFYING PARTY" means the party obligated to provide indemnification under this Agreement.

         "INDEPENDENT ACCOUNTANTS" has the meaning set forth in SECTION 1.4(a).

         "INTELLECTUAL PROPERTY" means any trade secret, secret process or other confidential information or know-how and any brand name, copyright, patent, service mark, trademark or trade name, and all registrations or applications for registration of any of the foregoing.

         "JEARUM AGREEMENT" has the meaning set forth in SECTION 1.3.

         "JEARUMS" has the meaning set forth in SECTION 1.2(b).

         "KNOWLEDGE" of any Person means actual knowledge of such Person or knowledge that such Person could reasonably be expected to have under the facts and circumstances.

         "LAW" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

         "LOSS" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified Person.

         "MATERIAL CONTRACT" means any Contract material to the Business as of or after the date hereof and includes but is not limited to those contracts deemed material by SECTION 3.6.

         "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

         "NET SALES" means the gross sales of the Company's products to third parties, less any returns and customer and distributor special price discounts or any other discounts from original invoiced price, by the Company and its Subsidiaries from January 1, 2000 to the Closing Date and by the Company and its Subsidiaries from and after the Closing Date, all as calculated in accordance with U.S. GAAP as applied by Buyer.

         "NORWEGIAN GAAP" means generally accepted accounting principles in Norway, as in effect from time to time.

         "NORWEGIAN SELLERS" means all Sellers other than Eldec.

         "OPERATING PROFIT MARGIN" means the operating profit of the Company, (before taxes, interest and amortization of goodwill attributable to the transactions contemplated by this Agreement, including the acquisition of the minority shares in the subsidiaries of the Company) divided by Net Sales, all calculated in accordance with U.S. GAAP as applied by Buyer and in accordance with the same financial principles used by Buyer in preparing its financial statements

         "ORDER" means any decree, injunction, judgment, order, ruling, assessment or writ.

         "ORIGINAL ESCROW AMOUNT" means US$10,625,000, which, if Buyer exercises its option to pay a portion of the Original Purchase Price and the same portion of the initial purchase price payable to the Jearums under the Jearum Agreement in Buyer Common Stock shall include such stock, valued at US$54 per share, with the remainder in cash.

         "ORIGINAL PURCHASE PRICE" has the meaning set forth in SECTION 1.2.

         "PERMIT" means any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

         "PERSON" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

         "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in SECTION
6.4.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SELLER" has the meaning set forth in the preamble to this Agreement.

         "SELLER REPRESENTATIVE" is Jan Henrik Bryde.

         "SHARES" has the meaning set forth in SECTION 1.1(a).

         "SUBSIDIARY" means any Person in which the Company has a direct or indirect equity or ownership interest in excess of 50%.

         "TAX" means any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Governmental Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any Loss in connection with the determination, settlement or litigation of any Tax liability.

         "TAX RETURN" means a report, return or other in formation required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Seller or any Subsidiary.

         "TELECOM POWER BUSINESS" is defined to be the development, manufacture, sale and distribution of telecommunications power supplies and power supply systems which include converters, rectifiers, controllers and interconnect hardware sold either individually or as a system or a subsystem, using components manufactured, designed or supplied by the Company.

         "TRANSACTION DOCUMENTS" means this Agreement, the Escrow Agreement, the Non-Competition Agreements and the Registration Rights Agreement.

         "UNAUDITED FINANCIAL STATEMENTS" has the meaning set forth in SECTION 3.4(b).

         "U.S. GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

         "VAT" has the meaning set forth in SECTION 3.5(h).

         "VAT LEGISLATION" has the meaning set forth in SECTION 3.5(h).

         "WITHDRAWING SELLERS" has the meaning set forth in RECITAL C.

         "WORKING CAPITAL" means the total current assets of the Company minus the total current liabilities, other than short-term Indebtedness (E.G., Indebtedness due on or before the date that is one year from the date of the relevant balance sheet), of the Company, calculated in accordance with Norwegian GAAP.

         "YEAR 2000 FINANCIAL STATEMENTS" has the meaning set forth in SECTION 1.4(a).

         "YEAR 2001 FINANCIAL STATEMENTS" has the meaning set forth in SECTION 1.4(b).

                                    EXHIBIT C

                                    EXHIBIT D

                                    EXHIBIT E

                                  SCHEDULE 1.4


REVISED POWEC AS EARNOUT PROPOSAL
--------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS)

   ASSUMPTIONS:                  Projected FYE 12/31,
   ------------                  --------------------
                                    2000      2001
                                 ---------  --------
   Upside Case                    $ 99,200  $158,800
   Base Case                        72,600   116,200
                                 ---------  --------
   Potential Increase in Sales    $ 26,600  $ 42,600 Upside Case minus Sales Base
                                 =========  ========
   Operating Margin Target            10.6%     10.6%

   Potential Earnout Value        $ 12,000  $ 12,000


--------------------------------------------------------------------------------
   FORMULA FOR EARNOUT                               EXAMPLE FOR 2000
   -------------------                               ----------------

                                                          Sales = $85,000

   STEP 1:  CALCULATE ADJUSTED SALES FIGURE               Operating Margin = 10.0%

   Adjusted Sales =  Sales x Operating Margin % **           $85,000 x .10 = $80,189
                    ------------------------------      ----------------------
                     Operating Margin Target                     0.106

   STEP 2:  CALCULATE ADJUSTED INCREASE IN SALES

   Adjusted Increase in Sales = Adjusted Sales minus
         Sales Base                                     $80,189 - $72,600 = $7,589

   STEP 3:  CALCULATE EARNOUT MULTIPLIER

   Earnout Multiplier = Adjusted Increase in Sales            $7,589      = 28.5%
                       ------------------------------      --------------
                        Potential Increase in Sales          $26,600

   STEP 4:  CALCULATE EARNOUT PAID

   Earnout Paid = Earnout Multiplier x Potential Earnout Value $12,000 x 28.5% = $3,420

   **     IF OPERATING MARGIN IS GREATER THAN 10.6%, THEN ADJUSTED SALES WILL
          EQUAL ACTUAL SALES. IN ADDITION, IF OPERATING MARGIN IS LESS THAN 8%,
          NO EARNOUT WILL BE PAID.

--------------------------------------------------------------------------------
   FURTHER EXAMPLES:             Projected FYE 12/31,
   -----------------             --------------------
                                    2000      2001
                                 ---------  ---------

   Sales =                        $ 99,200  $158,800
   Operating Margin =                 10.6%     10.6%

   Earnout Paid =                 $ 12,000  $ 12,000
                                 =========  ========

   SENSITIVITY ANALYSIS          ASSUMED OPERATING MARGIN FOR POWEC
   -------------------           ------------------------------------------------
                                   11.1%     10.6%     10.1%       9.6%      9.1%
                                 ---------  -------  ---------  --------  -------
   2000 SALES NEEDED TO:

   Begin Earnout                  $ 72,600  $ 72,600  $ 76,194   $ 80,163  $ 84,567
   Maximize Earnout                 99,200    99,200   104,111    109,533   115,552

   2001 SALES NEEDED TO:

   Begin Earnout                  $116,200  $116,200  $121,952   $128,304  $135,354
   Maximize Earnout                158,800   158,800   166,661    175,342   184,976

                                    EXHIBIT A


                           Number of        Number of shares      Percentage of      Amount of      Number of     Percentage
                            shares         for allocation of     Orig. Pur. Price     Orig Pur    shares owned    of Earnout
                           owned and       Original Purchase      payable under        Price        or deemed
                          to be sold         Price payable        Section 1.2(a)     to be paid     owned for
                         by Norwegian     under Section 1.2(a)     to Norwegian     to Norwegian   allocation
                            Sellers           to Norwegian           Sellers          Sellers          of
                                                Sellers                                              Earnout

Bryde         Jan Henrik       1,643                1,643            1.5452%        707,035           1,643       1.5452%
Abel          Eva              2,639                2,639            2.4820%      1,135,645           2,639       2.4820%
Hafnor        Hakon           11,548               11,548           10.8609%      4,969,469          11,548      10.8609%
Sagebo        Arild            1,035                1,035            0.9734%        445,393           1,035       0.9734%
Nystad        Bjorg              966                  966            0.9085%        415,700             966       0.9085%
Gronvold      Liv              1,515                1,515            1.4249%        651,952           1,515       1.4249%
Olsen         Viggo            2,461                2,461            2.3146%      1,059,046           2,461       2.3146%
Schmidt       Odd Roar           943                  943            0.8869%        405,803             943       0.8869%
Elvegard      Anne               138                  138            0.1298%         59,386             138       0.1298%
Wendelborg    Tonje              138                  138            0.1298%         59,386             138       0.1298%
Nilsen        Terje            1,154                1,154            1.0853%        496,603           1,154       1.0853%
Jansen        Inger Solvi        552                  552            0.5192%        237,543             552       0.5192%
Strickert     Arne             3,160                3,160            2.9720%      1,359,848           3,160       2.9720%
Aven          Knut                69                   69            0.0649%         29,693              69       0.0649%
Ramnaes       Knut               756                  756            0.7110%        325,331             756       0.7110%
Power Invent AS               54,447               54,447           51.2076%     23,430,264          54,447      51.2076%
Power Electronics AS           8,490                8,490            7.9849%      3,653,515           8,490       7.9849%
Hagen         Olav             1,535                1,535            1.4437%        660,559           1,535       1.4437%
Karlsen       Ove              6,000                6,000            5.6430%      2,581,990           6,000       5.6430%
Tinma AS                       1,449                1,449            1.3628%        623,550           1,449       1.3628%
Wennberg      Trond E.           238                  238            0.2238%        102,419             238       0.2238%
Ovrebo        Kjell            3,450                3,450            3.2447%      1,484,644           3,450       3.2447%
Hoff          Heidi Therese    2,000                2,000            1.8810%        860,663           2,000       1.8810%

TOTALS                       106,326              106,326          100.0000%     45,755,436         106,326     100.0000%

                                  ESCROW AGREEMENT

                                    BY AND AMONG

                                  POWER-ONE, INC.,

                               JAN HENRIK BRYDE, AS
                               SELLER REPRESENTATIVE,

                                        AND

                          SKANDINAVISKA ENSKILDA BANKEN AB

                                    MAY 16, 2000

                                  TABLE OF CONTENTS


                                                                                 PAGE

1.   Interpretation and Definitions. . . . . . . . . . . . . . . . . . . . . . . . .1

2.   Appointment of Escrow Agent . . . . . . . . . . . . . . . . . . . . . . . . . .2

3.   Seller Representative . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

4.   Establishment and Adjustment of the Escrow Fund . . . . . . . . . . . . . . . .2

5.   Shortfall . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

6.   Purposes of Escrow Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

7.   Distributions from the Escrow Fund. . . . . . . . . . . . . . . . . . . . . . .5

8.   Breach of Non-Competition Agreement; Breach of Non-Competition or
     Non-Interference Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . .5

9.   Beneficial Ownership of Escrow Shares . . . . . . . . . . . . . . . . . . . . .6

10.  Splits; Distributions; Dividends. . . . . . . . . . . . . . . . . . . . . . . .6

11.  Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

12.  Investment of the Cash Funds. . . . . . . . . . . . . . . . . . . . . . . . . .7

13.  Accrued Interest on the Cash Funds. . . . . . . . . . . . . . . . . . . . . . .7

14.  Assertion and Settlement of Claims. . . . . . . . . . . . . . . . . . . . . . .7

15.  Resolution of Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

16.  Partial Release of Amounts Held in Escrow Fund. . . . . . . . . . . . . . . . .9

17.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

18.  Limitations on Liability of Escrow Agent. . . . . . . . . . . . . . . . . . . .9

19.  Release of Escrow Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

20.  Compensation of Escrow Agent. . . . . . . . . . . . . . . . . . . . . . . . . 10

21.  Resignation and Removal of Escrow Agent . . . . . . . . . . . . . . . . . . . 10

22.  Appointment of Successor Escrow Agent . . . . . . . . . . . . . . . . . . . . 11

23.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11


                                  ESCROW AGREEMENT

              This Escrow Agreement (this "AGREEMENT") is entered into as of May 16, 2000, by and among Jan Henrik Bryde, as the Seller Representative, Power-One, Inc., a Delaware corporation ("BUYER"), and Skandinaviska Enskilda Banken AB, as escrow agent ("ESCROW AGENT"). The Buyer and the Seller Representative are sometimes referred to together herein as the "INTERESTED PARTIES."

                                  R E C I T A L S

              WHEREAS, pursuant to the Amended and Restated Stock Purchase Agreement, dated as of May __, 2000 (the "PURCHASE AGREEMENT"), by and among Buyer, Eldec Corporation, a Washington corporation and each of the Persons listed on EXHIBIT A other than Mark Jearum (individually a "NORWEGIAN SELLER" and collectively the "NORWEGIAN SELLERS"), Buyer will purchase all of the outstanding shares of the capital stock of Powec A.S., a company incorporated and existing under the Laws of Norway, having its registered domicile at Kobbervikdalen 75, 3007 Drammen, Norway (the "COMPANY"); and

              WHEREAS, contemporaneously with the consummation of the transactions contemplated by the Purchase Agreement, Buyer will purchase from Mark Jearum and Susan J. Jearum (collectively, the "JEARUMS") 6,000 shares of the capital stock of Powec Ltd., a company incorporated and existing under the laws of the United Kingdom and a subsidiary of the Company, which shares represent all of the Jearums' 25% ownership interest in Powec Ltd., pursuant to a Stock Purchase Agreement dated as of May 12, 2000 (the "JEARUM AGREEMENT"); and

              WHEREAS, Buyer has withheld from the portion of the Original Purchase Price payable to the Norwegian Sellers and from the Initial Purchase Price payable to the Jearums certain amounts as security for any and all eventual Indemnifiable Claims against the Norwegian Sellers under SECTION 9.1 of the Purchase Agreement and against the Jearums under SECTION 7.1 of the Jearum Agreement and for other matters specified in this Agreement, which amounts will be placed and maintained in an escrow fund (the "ESCROW FUND") to be administered by Escrow Agent in accordance with this Agreement; and

              WHEREAS, the parties desire to arrange for such escrow and appoint Escrow Agent as escrow agent in accordance with the terms hereof.

                                 A G R E E M E N T

              In consideration of the mutual promises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

       1. INTERPRETATION AND DEFINITIONS. This Agreement is being executed and delivered pursuant to SECTION 1.3 and 9.1 of the Purchase Agreement and
SECTION 1.4 and 7.1 of the

Jearum Agreement and is the Escrow Agreement referred to in such agreements. As between the Interested Parties, the terms and conditions of the Purchase Agreement and the Jearum Agreement are hereby incorporated by reference into this Agreement, but only for such purposes as the context of this Agreement may require. Capitalized terms not otherwise defined herein have the meaning assigned to them in the Purchase Agreement or the Jearum Agreement, as the case may be, as previously delivered to Escrow Agent. As used in this Escrow Agreement, the following terms have the following meanings unless the context otherwise requires:

              "BUYER COMMON STOCK" means the common stock of Power-One, Inc., par value $0.001 per share.

              "SELLERS" means, collectively, the Norwegian Sellers and the Jearums.

              "YEAR 2000 EARNOUT CONSIDERATION" means, collectively, amounts owed, if any, to the Norwegian Sellers pursuant to SECTION 1.4(c)(1) of the Purchase Agreement and to the Jearums pursuant to SECTION 1.5(c)(1) of the Jearum Agreement.

              "YEAR 2001 EARNOUT CONSIDERATION" means, collectively, amounts owed, if any, to the Norwegian Sellers pursuant to SECTION 1.4(c)(2) of the Purchase Agreement and to the Jearums pursuant to SECTION 1.5(c)(2) of the Jearum Agreement.

       2. APPOINTMENT OF ESCROW AGENT. Escrow Agent is hereby appointed to act as escrow agent in accordance with the terms of this Agreement, and Escrow Agent hereby accepts such appointment. Escrow Agent has all the rights, powers, duties and obligations provided in this Agreement.

       3. SELLER REPRESENTATIVE. In accordance with the provisions of the Purchase Agreement and the Jearum Agreement, the Seller Representative is serving as agent and attorney-in-fact of the Sellers for all actions or decisions hereunder and any action taken, or instruction or authorization given, by the Seller Representative may be relied upon by Buyer and Escrow Agent. The Seller Representative represents and warrants to Escrow Agent that he has the irrevocable right, power and authority (i) to enter into and perform this Agreement and bind all of the Sellers to its terms, (ii) to give and receive directions and notices hereunder; and (iii) to make all determinations that may be required or that he deems appropriate under this Agreement. Until notified in writing by the Seller Representative that he has resigned, Escrow Agent may act upon the directions, instructions and notices of the Seller Representative named above and, thereafter, upon the directions, instructions and notices of any successor named in a writing executed by a majority-in-interest of the Sellers filed with Escrow Agent.

       4.     ESTABLISHMENT AND ADJUSTMENT OF THE ESCROW FUND.

              (a) On the Closing Date, Buyer will deliver to Escrow Agent for deposit in the Escrow Fund:

                     (1) at its election, a certificate or certificates
              representing the shares of Buyer Common Stock (valued at $54 per share) issued to the Sellers as part of the

              Original Purchase Price in accordance with SECTION 1.3 of the Purchase Agreement and SECTION 1.4 of the Jearum Agreement, if any (collectively, the "ORIGINAL ESCROW SHARES"), and

                     (2) $10,625,000, less the aggregate value (determined in
              accordance with SECTION 4(a)(1)) of the Original Escrow Shares, if any, by wire transfer of immediately available funds to the Escrow Agent. Such cash amount together with the Original Escrow Shares are hereinafter referred to as the "ORIGINAL ESCROW AMOUNT."

Each Seller will be deemed to have deposited into the Escrow Fund the amount set forth opposite such Seller's name on EXHIBIT A under the column entitled "Pro Rata Portion of Original Escrow Amount."

              (b) On the later of April 15, 2001 or within ten (10) days after the Year 2000 Earnout Consideration, if any, is finally determined in accordance with the Purchase Agreement and the Jearum Agreement (the "YEAR 2000 EARNOUT PAYMENT DATE"), Buyer will deliver to Escrow Agent:

                     (1) the Year 2000 Earnout Consideration, if any, which, if
              Buyer decides to pay any portion thereof in Buyer Common Stock, will include such stock valued at the average closing price of Buyer Common Stock as quoted on NASDAQ during the ten (10) trading days ending ten (10) days before the Year 2000 Earnout Payment Date (the "YEAR 2000 EARNOUT ESCROW SHARES"), with the remainder paid in cash by wire transfer of immediately available funds; and

                     (2) a written notice to Escrow Agent identifying the funds as Year 2000 Earnout Consideration and instructing Escrow Agent to deposit such funds in the Escrow Fund in accordance with this
              SECTION 4(b).

Escrow Agent will deposit into the Escrow Fund out of the Year 2000 Earnout Consideration the lesser of (a) the amount necessary to cause the balance of the Escrow Fund to be $10,625,000 in excess of the sum of (i) the aggregate amount of all Liquidated Claims that have been settled or resolved in accordance with this Agreement and for which Escrow Agent has disbursed, or is obligated to disburse, payments to Buyer in accordance with this Agreement and (ii) the aggregate amount of all Disputed Liquidated Claims and all Unliquidated Claims existing on such date, and (b) the Year 2000 Earnout Consideration. Amounts deposited into the Escrow Fund pursuant to the preceding sentence are hereinafter referred to as the "YEAR 2000 EARNOUT ESCROW AMOUNT." As soon as practicable thereafter, subject to SECTION 8, Escrow Agent will pay the excess of the Year 2000 Earnout Consideration over the Year 2000 Earnout Escrow Amount to the Sellers as set forth in SECTION 7.

              (c) On the later of April 15, 2002 or within ten (10) days after the Year 2001 Earnout Consideration, if any, is finally determined in accordance with the Purchase Agreement and the Jearum Agreement (the "YEAR 2001 EARNOUT PAYMENT DATE"), Buyer will deliver to

                     (1) the Year 2001 Earnout Consideration, if any, which, if
              Buyer decides to pay any portion thereof in Buyer Common Stock, includes such stock valued at the average closing price of Buyer Common Stock as quoted on NASDAQ during the ten (10) trading days ending ten (10) days before the Year 2001 Earnout Payment Date (the "YEAR 2001 EARNOUT ESCROW SHARES" and together with the Original Escrow Shares and the Year 2000 Escrow Shares, the "ESCROW SHARES"), with the remainder in cash paid by wire transfer of immediately available funds; and

                     (2) a written notice to Escrow Agent identifying the funds as Year 2001 Earnout Consideration and instructing Escrow Agent to deposit such funds in the Escrow Fund in accordance with this
              SECTION 4(c).

Escrow Agent will deposit into the Escrow Fund out of the Year 2001 Earnout Consideration the amount necessary to cause the balance of the Escrow Fund to equal the aggregate amount of all Disputed Liquidated Claims and all Unliquidated Claims existing on such date. Amounts deposited in the Escrow Fund pursuant to the preceding sentence are hereinafter referred to as the "YEAR 2001 EARNOUT ESCROW AMOUNT" and together with the Year 2000 Earnout Escrow Amount, the "EARNOUT ESCROW FUNDS." As soon as practicable thereafter, subject to
SECTION 8, Escrow Agent will pay the excess of the Year 2001 Earnout Consideration over the Year 2001 Earnout Escrow Amount to the Sellers as set forth in SECTION 7.

              (d) Escrow Agent will hold and safeguard the Escrow Fund during the term of this Agreement, will treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of the Indemnified Parties and will hold and dispose of the Escrow Fund only in accordance with the terms of this Agreement.

              (e) Only whole shares of Buyer Common Stock will be retained in or released from the Escrow Fund pursuant to this Agreement. If Escrow Agent would otherwise be required to disburse a fractional share of Buyer Common Stock from the Escrow Fund, Buyer will deliver to Escrow Agent in exchange for one whole share of Buyer Common Stock, a cash amount equal to the value of such share as such value is determined in accordance with SECTION 7(b). Escrow Agent will then disburse, in accordance with the terms of this Agreement, a cash amount in lieu of such fractional share.

       5. SHORTFALL. Two (2) business days after it receives any Earnout Escrow Funds, Escrow Agent will disburse to Buyer an amount equal to all amounts that would have been paid previously to Buyer in accordance with this Agreement but for the fact that there were insufficient funds to do so in the Escrow Fund.

       6. PURPOSES OF ESCROW FUND. The purposes of the Escrow Fund will be, and the Escrow Fund will be applied to pay, any Losses incurred by or imposed on Buyer or any Buyer Subsidiary with respect to the matters set forth in SECTION
9.1 of the Purchase Agreement and SECTION 7.1 of the Jearum Agreement, and the amounts to be borne by the Sellers in connection with the Independent Accountants' review, if any, pursuant to SECTION 1.4(e) of the Purchase Agreement and SECTION 1.5(e) of the Jearum Agreement.

       7. DISTRIBUTIONS FROM THE ESCROW FUND. All distributions from the Escrow Fund pursuant to this Agreement will be made in accordance with the following provisions.

              (a) Any distribution by Escrow Agent to Buyer will be made first from the available cash in the Escrow Fund (the "CASH FUNDS") until such Cash Funds are exhausted, and next from the Escrow Shares until such Escrow Shares are exhausted. For purposes of this section, any distribution from the Escrow Shares will be made first from the Escrow Shares with the highest value per share as set forth in SECTION 7(b) below.

              (b) For the purposes of determining the number of shares of Buyer Common Stock to be distributed to Buyer or to the Sellers in accordance with this Agreement, the shares of Buyer Common Stock will be valued in accordance with SECTIONS 4(a)(1), 4(b)(1) and 4(c)(1). The Sellers will be deemed to contribute shares from the Escrow Fund in satisfaction of any Claim pursuant to
SECTION 14 on a pro rata basis in accordance with the percentages set forth opposite such Sellers' respective names on EXHIBIT A attached hereto under the column entitled "Percentage of Amounts in Escrow Fund" (as the same may be supplemented or replaced from time to time by written notice to Escrow Agent from Buyer and Seller Representative).

              (c) Subject to SECTION 8, any distribution by Escrow Agent to the Sellers from the Escrow Fund will be made in accordance with the percentages set forth opposite such Sellers' respective names on EXHIBIT A attached hereto under the column entitled "Percentage of Amounts in Escrow Fund" (as the same may be supplemented or replaced from time to time by written notice to Escrow Agent from Buyer and the Seller Representative). Distributions to the Sellers will be made by mailing checks or certificates representing shares of Buyer Common Stock, as the case may be, to the Sellers at their respective addresses as shown on EXHIBIT A (or such other address as may be provided in writing to Escrow Agent by any such Seller or by the Seller Representative).

       8. BREACH OF NON-COMPETITION AGREEMENT; BREACH OF NON-COMPETITION OR NON-INTERFERENCE COVENANTS.

              (a) If during the term of this Agreement (i) a Norwegian Seller is in breach of the Non-Competition Agreement, dated as of the Closing Date, by and between such Norwegian Seller and Buyer pursuant to SECTION 7.1(g) of the Purchase Agreement (the "NON-COMPETITION AGREEMENT") or (ii) Mark Jearum or Susan J. Jearum is in breach of the Non-Competition Covenants or Non-Interference Covenants set forth in ARTICLE III of the Jearum Agreement, then any amounts to which such breaching Seller would thereafter otherwise be entitled pursuant to SECTION 1.4 of the Purchase Agreement or SECTION 1.5 of the Jearum Agreement, as the case may be, and SECTIONS 4(b) and 4(c) of this Agreement (such amounts, if any, the "FUTURE EARNOUT PAYMENTS") will instead be paid to Buyer as set forth in SECTION 4 of the Non-Competition Agreement or
SECTION 3.3 of the Jearum Agreement, as the case may be. To assert its rights under this provision, Buyer must deliver a written notice (a "NOTICE OF BREACH") to such Seller, the Seller Representative and the Escrow Agent stating the nature of the breach and the date such notice is being sent and asserting Buyer's right to any such Future Earnout Payments, if any.

              (b) After receiving a Notice of Breach from Buyer, Escrow Agent will disburse such Future Earnout Payments, if any, to Buyer:

                     (1) upon receipt by Escrow Agent of a written instruction
              executed by such Seller and Buyer; or

                     (2) thirty (30) days after the Notice of Breach is
              delivered by Buyer pursuant to this SECTION 8, provided that Escrow Agent has not received from such Seller a written objection to the disbursement in accordance with subsection (c); or

                     (3) upon receipt of a final arbitration decision issued in accordance with the same procedures set forth in SECTION 15 for resolution of claims ordering or instructing the Escrow Agent to do so.

              (c) Any objection by a Seller must be made in writing within thirty (30) days of the Notice of Breach stating in reasonable detail such Seller's basis for the objection, and such Seller must deliver a copy of any such objection to Buyer, Seller Representative and Escrow Agent.

              (d) If Escrow Agent receives from a Seller a timely objection to the disbursement of the Future Earnout Payments to Buyer, Escrow Agent will hold such amounts in the Escrow Fund until Escrow Agent receives (a) a joint written instruction with respect to such disbursement executed by both Buyer and such Seller that sets forth an agreement or resolution of the dispute or (b) a final arbitration decision issued in accordance with the same procedures set forth in
SECTION 15 for resolution of claims ordering or instructing the Escrow Agent to do so. Escrow Agent then will be authorized to and will promptly disburse the Future Earnout Payments to Buyer in accordance with such documents.

       9. BENEFICIAL OWNERSHIP OF ESCROW SHARES. Each Seller will be deemed to beneficially own such number of Escrow Shares deposited in the Escrow Fund, if any, determined in accordance with the percentage set forth opposite each Seller's name on EXHIBIT A under the column entitled "Percentage of Amounts in Escrow Fund," including for the receipt of dividends and distributions in accordance with SECTION 10, determination of voting rights in accordance with
SECTION 11, and for purposes of distribution of the Escrow Shares in accordance with the terms of this Agreement. The Sellers will not have the right to substitute other property for the Escrow Shares.

       10. SPLITS; DISTRIBUTIONS; DIVIDENDS. Any shares of Buyer Common Stock or other equity securities issued or distributed by Buyer (including shares issued upon a stock split) ("NEW SHARES") in respect of shares of Buyer Common Stock that have not been released from the Escrow Fund pursuant to this Agreement will be deposited with the Escrow Agent and added to the Escrow Fund and become a part thereof. Cash dividends on shares of Buyer Common Stock held in the Escrow Fund will be added to the Escrow Fund and will not be distributed to the Sellers until this Agreement terminates. New shares and cash will be allocated among the

Sellers pro rata in accordance with the percentage set forth opposite each Seller's name on EXHIBIT A under the column entitled "Percentage of Amounts in Escrow Fund."

       11. VOTING RIGHTS. Each Seller will have voting rights with respect to the shares of Buyer Common Stock beneficially owned by such Seller that have not been released from the Escrow Fund pursuant to this Agreement (and on any voting securities added to the Escrow Fund in respect of such shares of Buyer Common Stock).

       12. INVESTMENT OF THE CASH FUNDS.

              (a) During the term of this Agreement, Escrow Agent will deposit the Cash Funds in an account with SE-Bank that provides for immediate access to the funds at any time.

              (b) Escrow Agent will have no liability for any investment losses. Escrow Agent will (to the extent permitted by the terms of applicable investment) sell or redeem any such investment as necessary to make any payments required pursuant to this Agreement and will not be responsible for any bank commissions, expense, losses or penalties incurred as a result of any such sale or redemption. Any such bank commissions and expenses, and the risk of any such losses or penalties, will be borne by the Escrow Fund, and Buyer will have no obligation to contribute additional funds to the Escrow Fund, except as set forth in SECTION 4 above.

       13. ACCRUED INTEREST ON THE CASH FUNDS. Interest and earnings accrued on the Cash Funds will be added to the Escrow Fund and will be held by Escrow Agent and reinvested as set forth herein and will be available for any payment to be made by Escrow Agent under this Agreement. Buyer and Seller Representative acknowledge and agree that for all income tax purposes, the amount earned on any investment of the Cash Funds, or portion thereof, is for the benefit of the Sellers and will be received by Escrow Agent as the nominee of the Sellers.

       14. ASSERTION AND SETTLEMENT OF CLAIMS.

              (a) From time to time during the term of this Agreement, Buyer may assert any claim (each, a "CLAIM") for payment of Losses under SECTION 9.1 of the Purchase Agreement and SECTION 7.1 of the Jearum Agreement and may demand satisfaction thereof from the Escrow Fund. To assert a Claim, Buyer must deliver a written notice to the Seller Representative and Escrow Agent stating the amount of the Claim if such amount is ascertainable (a "LIQUIDATED CLAIM"), the basis of such Claim in general terms and the date such notice is being sent (such notice, a "CERTIFICATE OF CLAIM"). If Buyer cannot ascertain the amount of any such Claim (an "UNLIQUIDATED CLAIM"), then to assert such Claim, Buyer must deliver to each of the Seller Representative and Escrow Agent a written notice stating Buyer's then estimate of the anticipated maximum amount of such Claim, the basis of such Claim in general terms and the date such notice is being sent (such notice, a "NOTICE OF EXPECTED CLAIM"). The date such Certificate of Claim or Notice of Expected Claim is delivered to the Seller Representative and Escrow Agent is referred to herein as the "NOTICE DATE."

              (b) Escrow Agent, without concerning itself with Buyer's explanation as to the basis for any Liquidated Claim, may disburse the Escrow Fund, or any portion thereof, to Buyer to satisfy any such Liquidated Claim asserted by Buyer:

                     (1) upon receipt by Escrow Agent of a written instruction
              executed by the Seller Representative and Buyer; or

                     (2) thirty (30) days after the Notice Date of a Liquidated
              Claim delivered by Buyer pursuant to this SECTION 14, provided that Escrow Agent must not have received from the Seller Representative a written objection to the disbursement (an "OBJECTION"); or

                     (3) upon receipt of a final decision from an arbitrator
              pursuant to SECTION 15 ordering or instructing Escrow Agent to do so.

Any Objection by the Seller Representative must include a statement in reasonable detail of the Seller Representative's basis for the Objection, and the Seller Representative must deliver a copy of any Objection to Buyer and Escrow Agent. If the Seller Representative delivers to Escrow Agent and Buyer an Objection before such Liquidated Claim is satisfied from the Escrow Fund in accordance with this SECTION 14(b), such Liquidated Claim will remain pending to the extent an Objection has been received by Escrow Agent until resolved as provided herein (a "DISPUTED LIQUIDATED CLAIM"). If, after receiving an Objection from the Seller Representative, Escrow Agent receives (1) the written consent of the Seller Representative to the disbursement by Escrow Agent of the amount of such Disputed Liquidated Claim, or (2) a written agreement executed by Buyer and the Seller Representative revising the amount of such Disputed Liquidated Claim and instructing Escrow Agent to disburse to Buyer such revised amount, or (3) a final decision from an arbitrator pursuant to SECTION 15 obliging the Sellers to pay any amount specified therein (including attorney's cost payable by the Sellers), then Escrow Agent will be authorized to and will promptly disburse the Escrow Fund or portion thereof to Buyer in accordance with such documents.

              (c) Upon receipt by Escrow Agent of a written instruction of settlement executed by both Buyer and the Seller Representative that sets forth an agreement or settlement of an Unliquidated Claim, then Escrow Agent will be authorized to and will promptly disburse the Escrow Fund or portion thereof in accordance with such written instruction.

              (d) At such time as any Unliquidated Claim becomes fully liquidated and known, it will be settled in accordance with the procedures for the settlement of Liquidated Claims set forth in this SECTION 14.

       15. RESOLUTION OF CLAIMS. For a thirty (30) day period following delivery of any Objection, Buyer and the Seller Representative must attempt to resolve any differences that they may have with respect to any matter specified in an Objection. The Seller Representative and Buyer will promptly execute a joint instruction to Escrow Agent regarding the resolution of all undisputed matters, and Escrow Agent will, promptly after receiving such instruction, disburse the indicated amount to Buyer. If, at the end of such thirty (30) day period, Buyer and the Seller

Representative have failed to reach written agreement with respect to all of such matters, then all such matters as to which agreement has not been reached (the "DISPUTED MATTERS") will be finally settled in arbitration according to the rules of Chapter 32 of the Norwegian Code of Civil Procedure. Any such arbitration will be held in Oslo, Norway and the proceedings will be conducted in the English language. The decision of the arbitrator or arbitrators, as the case may be, will be final and binding on the parties hereto, and final judgment on such decision may be entered in and enforced by any court of competent jurisdiction. The costs of such arbitration proceedings (including any expenses of Escrow Agent related thereto) will be borne equally by the Seller Representative and Buyer; PROVIDED, HOWEVER, that the Seller Representative's portion of such costs will be paid out of the Escrow Fund.

       16. PARTIAL RELEASE OF AMOUNTS HELD IN ESCROW FUND. On the later of (a) the first anniversary of the date of this Agreement or (b) five (5) days after the Year 2000 Payment Date (the "RELEASE DATE"), the Escrow Agent will pay to the Sellers any amount in excess of the sum of (x) $5,312,500, (y) any amount reserved for payment of all Liquidated Claims and Unliquidated Claims asserted on or before the Release Date by Buyer and not settled by such date, and (z) disbursements required pursuant to SECTION 5. Any distribution by the Escrow Agent to the Sellers pursuant to this SECTION 16 will be paid first from the Escrow Shares, then, to the extent necessary, from the Cash Funds. For purposes of this section, Escrow Agent will first distribute the Original Escrow Shares before distributing the Year 2000 Earnout Escrow Shares, if any.

       17. TERMINATION. Subject to SECTION 16 above, Escrow Agent will hold the Escrow Fund in escrow until the later of (a) April 16, 2002 (the "FINAL CLAIMS TERMINATION DATE"), or (b) five (5) days after (i) all Liquidated Claims and Unliquidated Claims asserted on or before the Final Claims Termination Date, by Buyer and not settled by such date (the "PENDING CLAIMS") have been settled or resolved in accordance with the provisions of this Agreement, and the full amount of all payments to Buyer required thereby have been disbursed to Buyer and (ii) all Pending Claims have been paid (the "FINAL SETTLEMENT TIME"). Promptly after the Final Settlement Time, Escrow Agent will disburse the remaining amounts in the Escrow Fund, if any, to the Sellers, and this Agreement will terminate; PROVIDED, HOWEVER, that if at any time after the Earnout Escrow Funds have been paid to Escrow Agent (or a determination has been made that no such funds are due) and before the Final Settlement Time, the Escrow Fund equals zero, then this Agreement will terminate at such earlier time.

       18. LIMITATIONS ON LIABILITY OF ESCROW AGENT.

              (a) Escrow Agent may act upon any written notice, certificate, instrument, request, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), waiver, consent, paper, or other document that Escrow Agent in good faith reasonably believes to be genuine and to have been made, sent, signed, prescribed, or presented by the proper person or persons. Escrow Agent will not be liable for any action taken or omitted by it in connection with the performance of its duties and obligations hereunder, except for its own gross negligence or willful misconduct in performing its obligations hereunder. Escrow Agent will be under no obligation to institute or defend any action, suit or legal proceeding in connection with the Escrow Fund or this

Agreement unless it is indemnified to its satisfaction by the party or parties who desire that it undertake such action.

              (b) Escrow Agent will not be liable for the sufficiency, correctness or genuineness as to form, manner of execution or validity of any instrument deposited, nor as to the identity, authority, or rights of any person executing the same, except as above provided.

              (c) Should Escrow Agent during the term of this Agreement receive or become aware of any conflicting demands or claims with respect to the Escrow Fund or any part thereof or the rights of any of the parties hereto, or any money deposited herein or affected hereby, Escrow Agent will have the right to discontinue all further acts on its part until such conflict is resolved to its and the parties' satisfaction.

       19. RELEASE OF ESCROW AGENT. The retention and distribution of the Escrow Fund in accordance with the terms and provisions of this Agreement will fully and completely release Escrow Agent from any obligations or liabilities assumed under this Agreement with respect to this Agreement or the Escrow Fund.

       20. COMPENSATION OF ESCROW AGENT.

              (a) Escrow Agent will be entitled to compensation pursuant to the schedule of fees attached as EXHIBIT B, and to reimbursement of fees, costs and expenses, including reasonable attorneys' fees suffered or incurred by Escrow Agent in connection with the performance of its duties and obligations hereunder. Buyer and the Seller Representative will each pay one-half of such compensation, fees, costs and expenses (the "ESCROW EXPENSES"), and will promptly, upon demand by Escrow Agent, pay or reimburse Escrow Agent for all such amounts. Escrow Agent may withhold an amount from the Escrow Fund equal to one-half of the aggregate Escrow Expenses, representing the Seller Representative's portion of such expenses.

       21. RESIGNATION AND REMOVAL OF ESCROW AGENT. Escrow Agent or any successor to it may resign and be discharged of its duties and obligations hereunder (other than obligations of Escrow Agent arising before the resignation date and not discharged as of that date) by delivering written notice to Buyer and the Seller Representative specifying the effective date of such resignation, which date must not be earlier than 30 days following the receipt by Buyer and the Seller Representative of the notice of resignation. Such resignation will take effect on the date specified in the notice of resignation, unless a successor escrow agent has been appointed in accordance with the provisions of
SECTION 22 and has accepted such appointment at an earlier date, in which case such resignation will take effect immediately upon receipt by such successor escrow agent of the Escrow Fund. Escrow Agent maybe removed by the joint action of Buyer and the Seller Representative, with or without cause, at any time upon 30 days' prior written notice to Escrow Agent, which notice may be waived by Escrow Agent.

       Notwithstanding any resignation or removal of Escrow Agent pursuant to this SECTION 21, Escrow Agent will continue to serve in its capacity as escrow agent until (i) a successor escrow agent is appointed in accordance with the provisions of SECTION 22 and has accepted such appointment and (ii) the Escrow Fund has been transferred to and received by such successor escrow agent. Buyer and the Seller Representative will promptly take the necessary action to appoint a successor escrow agent in accordance with the provisions of SECTION 22.

       22. APPOINTMENT OF SUCCESSOR ESCROW AGENT. If at any time Escrow Agent resigns, is removed or otherwise becomes incapable of acting as escrow agent pursuant to this Agreement, or if at any time a vacancy occurs in the office of Escrow Agent for any other cause, a successor escrow agent will be appointed by Buyer, which successor escrow agent must be reasonably satisfactory to the Seller Representative, by a written instrument delivered to the successor escrow agent. If no successor escrow agent has been appointed at the effective date of resignation or removal of Escrow Agent or within 30 days after the time Escrow Agent became incapable of acting or a vacancy occurred in the office of Escrow Agent, any party hereto may petition a court of competent jurisdiction for an appointment of a successor escrow agent and Escrow Agent will have the right to refuse to make any payments from the Escrow Fund until a successor escrow agent is appointed and has accepted such appointment. Upon the appointment and acceptance of any successor escrow agent hereunder, Escrow Agent will transfer the Escrow Fund to its successor. Upon receipt by the successor escrow agent of the Escrow Fund, Escrow Agent will be discharged from any continuing duties or obligations under this Agreement, but such discharge will not relieve Escrow Agent from any liability incurred before such event, and the successor escrow agent will be vested with all rights, powers, duties and obligations of Escrow Agent under this Agreement.

       23. MISCELLANEOUS.

              (a) NOTICES. All notices (including other communications required or permitted) under this Agreement must be in writing and must be delivered: (i) in person; (ii) by registered, express or certified mail, postage prepaid, return receipt requested; (iii) by a generally recognized courier or messenger service that provides written acknowledgement of receipt by the addressee; or
(iv) by facsimile or other generally accepted means of electronic transmission with a verification of delivery. Notices are deemed delivered at the earlier of the date such notice is actually received by a party or two days after such notice is given. Notices must be given at the addresses below, but any party may furnish, from time to time, other addresses for notices to it.

       IF TO SELLER REPRESENTATIVE:     Jan Henrik Bryde
                                        Kobbervikdalen 75
                                        Drammen, Norway N-3007
                                        Telephone: 47.32.24.53.01
                                        Telecopier: 47.32.24.53.90

       with copy to:                    Akvokatfirmaet Bo, Lieng og Jakobsen
                                        ANS
                                        Torvet 6 A, 3181 Norway
                                        Attn:  Tor V. Jakobsen
                                        Telephone:  47.33.04.11.46
                                        Telecopier: 47.33.04.53.26

       IF TO BUYER:                     Power-One, Inc.
                                        740 Calle Plano
                                        Camarillo, CA 93012, U.S.A.
                                        Attn:  Steven J. Goldman, CEO
                                        Telephone:  (805) 987-8741
                                        Telecopier:  (805)484-0445

       with copy to:                    O'Melveny & Myers LLP
                                        1999 Avenue of the Stars, Suite 700
                                        Los Angeles, California 90067, U.S.A.
                                        Attn:  Kendall R. Bishop, Esq.
                                        Telephone:  (310) 553-6700
                                        Telecopier:  (310) 246-6779

       IF TO ESCROW AGENT:              Skandinaviska Enskilda Banken AB
                                        P.O. Box 1843 Vika
                                        N-0123 Oslo, Norway
                                        Attn: Erling Amundsen/Tone F. Lorenzini
                                        Telephone: +47 22 82 70 00
                                        Telecopier: +47 22 82 71 04


or to such other address or to such other person as any party has last designated by such notice to the other parties. Each such notice or other communication will be deemed received hereunder (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this SECTION 23(a), (ii) if given by mail or courier service, three business days after such communication is dispatched, addressed as aforesaid or
(iii) if given by any other means, when actually received at such address. Delivery of notice to the copied parties above is not notice to Buyer or the Seller Representative, as the case may be.

              (b) BUYER'S ACCOUNT. Any portion of the Escrow Shares to be paid to Buyer hereunder must be delivered to Buyer at the address specified in
SECTION 23(a). Any Cash Funds to be paid to Buyer hereunder must be wire-transferred to the following account:

       ACCOUNT NAME:               Power-One, Inc.
       ACCOUNT #:                  3030153277
       ABA TRANSIT ROUTING #:      122000496
       BANK NAME:                  Union Bank
       CONTACT:                    Sharon Jacques

              (c) ASSIGNMENT. The respective rights of buyer and the Seller Representative under this Agreement are not assignable without the prior written consent of the other party, except that Buyer can assign this Agreement without the prior written consent of any other party (i) to any wholly-owned subsidiary of Buyer or (ii) in connection with the sale of all or substantially all of the assets of Buyer or the merger, consolidation or similar reorganization of Buyer.

              (d) FURTHER ASSURANCES. Each party will from time to time execute and deliver such additional certificates, agreements and other documents and take such other actions as are commercially reasonable and necessary to render effective the transactions contemplated hereby.

              (e) SECTIONS AND OTHER HEADINGS. Sections or other headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation o f this Agreement.

              (f) INTEGRATED AGREEMENT. This Agreement and the exhibits hereto constitute the entire agreement between the parties hereto, and no agreement, understanding, restriction, warranty or representation exists between the parties other than those set forth herein or provided for herein. All exhibits, schedules and appendices attached to this Agreement are incorporated herein.

              (g) AMENDMENTS; WAIVERS. All parties must approve any amendment to this Agreement. Any waiver of any right or remedy requires the consent of the party waiving it. Every amendment or waiver must be in writing and designated as an amendment or waiver, as appropriate. No failure by any party to insist on the strict performance of any provision of this Agreement, or to exercise any right or remedy, will be deemed a waiver of such performance, right or remedy, or of any other provision of this Agreement.

              (h) INTERPRETATION. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel. The parties waive any statute or rule of law to the contrary. Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) "or" is not exclusive; (iii) words in the singular include the plural, and words in the plural include the singular; (iv) "herein," "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Section, Subsection, paragraph, clause, or other subdivision; (v) all references to "Section", "Schedule" or "Exhibit" refer to the particular Section, Schedule or
Exhibit in or attached to this Agreement, the Purchase Agreement or the Jearum Agreement, as the case may be; and (vi) "including" and "includes," when following any general provision, sentence, clause, statement, term or matter, will be deemed followed by ", but not limited to," and ",but is not limited to," respectively.

              (i) COUNTERPARTS. This Agreement is being signed in several counterparts. Each of them is an original, and all of them constitute one agreement.

              (j) SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the extent possible.

              (k) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal laws of Norway (without reference to its rules as to conflicts of law).

              (l) SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or equity.

                    [Remainder of page intentionally left blank]

              IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on the day and year first above written.

              BUYER:                        Power-One, Inc.

                                            By:

                                                 ----------------------------
                                                 Name:

                                                 Title:

              ESCROW AGENT:                 Skandinaviska Enskilda Banken AB

                                            By:

                                                 ----------------------------
                                                 Name:

                                                 Title:

              SELLER REPRESENTATIVE:

                                            ---------------------------------
                                                   Jan Henrik Bryde

                                     EXHIBIT A

                                      SELLERS

                                      EXHIBIT B

                           ESCROW AGENT SCHEDULE OF FEES

                                    EXHIBIT A


                                                  Number of
                                                 shares owned       Percentage of       Pro Rata Portion
                                                or deemed owned      Amounts in           of Original
                              Address             for Escrow         Escrow Fund         Escrow Amount

---------------------------------------------------------------------------------------------------------
Bryde          Jan Henrik                                 1,643           1.4824%             157,506.11

Abel           Eva                                        2,639           2.3811%             252,987.60

Hafnor         Hakon                                     11,548          10.4193%           1,107,048.44

Sagebo         Arild                                      1,035           0.9338%              99,220.22

Nystad         Bjorg                                        966           0.8716%              92,605.54

Gronvold       Liv                                        1,515           1.3669%             145,235.40

Olsen          Viggo                                      2,461           2.2205%             235,923.64

Schmidt        Odd Roar                                     943           0.8508%              90,400.65

Elvegard       Anne                                         138           0.1245%              13,229.36

Wendelborg     Tonje                                        138           0.1245%              13,229.36

Nilsen         Terje                                      1,154           1.0412%             110,628.15

Jansen         Inger Solvi                                  552           0.4980%              52,917.45

Strickert      Arne                                       3,160           2.8511%             302,933.24

Aven           Knut                                          69           0.0623%               6,614.68

Ramnaes        Knut                                         756           0.6821%              72,473.90

Power Invent AS                                          54,447          49.1253%           5,219,558.93

Power Electronics AS                                      8,490           7.6602%             813,893.43

Hagen          Olav                                       1,535           1.3850%             147,152.70

Karlsen        Ove                                        6,000           5.4136%             575,189.70

Tinma AS                                                  1,449           1.3074%             138,908.31

Wennberg       Trond E.                                     238           0.2147%              22,815.86

0vrebo         Kjell                                      3,450           3.1128%             330,734.08

Hoff           Heidi Therese                              2,000           1.8045%             191,729.90

Jearum         Mark                                       4,372           3.9447%             419,121.56

Jearum         Susan J.                                     135           0.1218%              12,941.77


TOTALS                                                  110,833         100.0000%         $10,625,000.00


                            REGISTRATION RIGHTS AGREEMENT

              THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of May 16, 2000, by and among Power-One, Inc., a Delaware corporation (the "COMPANY"), and the Seller Representative (as defined below).

                                      RECITALS

              WHEREAS, the Company concurrently with the execution of this Agreement is consummating a Stock Purchase Agreement (the "PURCHASE AGREEMENT") with the Holders other than Mark Jearum and Susan J. Jearum pursuant to which the Company is acquiring all of the shares of Powec AS, a Norwegian company ("POWEC");

              WHEREAS, the Company concurrently with the execution of this Agreement is consummating a Stock Purchase Agreement with Mark Jearum and Susan
J. Jearum (the "JEARUM AGREEMENT") pursuant to which the Company is acquiring 6,000 shares of the capital stock of Powec Ltd., a company incorporated and existing under the laws of the United Kingdom.

              WHEREAS, pursuant to the Purchase Agreement the Company may be obligated to make certain earnout payments (the "EARNOUT") to the Holders in accordance with the provisions of Section 1.4 of the Purchase Agreement and
Section 1.5 of the Jearum Agreement;

              WHEREAS, the Company may pay the Earnout in shares of the common stock of the Company, par value $0.001 per share (the "COMPANY COMMON STOCK"); and

              WHEREAS, the due execution and delivery of a registration rights agreement between the Company and the Seller Representative on behalf of the Holders is a condition to the consummation of the Purchase Agreement.

              NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                     ARTICLE 1
                                    DEFINITIONS

       For purposes of this Agreement, the terms listed below have the following meanings:

       "BUSINESS DAY" means any day that is not a day on which banking institutions in New York or California are authorized or obligated by law or executive order to close.

       "CLOSING DATE" means the date on which the transactions contemplated by the Purchase Agreement are consummated.

       "FORM S-3" means a registration statement on Form S-3 that includes only those items and that information required to be included in Parts I and II of such Form, and does not include any additional or extraneous items or information (i.e., a lengthy description of the Company or the Company's business, strategy or strengths).

       "HOLDER" and "HOLDERS" means the individuals listed in SCHEDULE A.

       "PERSON" means any natural person, corporation (stock or nonstock), limited liability company, limited partnership, general partnership, joint stock company, joint venture, association (profit or nonprofit), company, estate, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

       "QUESTIONNAIRE" means a Selling Securityholder Questionnaire containing the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Securities Act and such other information with respect to a Holder and the intended distribution of any Registrable Securities as may be required under the rules and regulations of the SEC in connection with the Registration Statement.

       "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

       "REGISTRABLE SECURITIES" means all shares of Company Common Stock, if any, issued to the Holders as part of the Earnout which are not retained by the Escrow Holder pursuant to the Escrow Agreement entered into as part of the Agreement.

       "REGISTRABLE SECURITIES THEN OUTSTANDING" means the number of shares of Company Common Stock that are Registrable Securities and are then issued and outstanding.

       "REGISTRATION STATEMENT" means the registration statement on Form S-3 to be filed by the Company with the SEC in accord with the terms hereof, at the time such registration statement becomes effective, as amended and supplemented by any post-effective amendment or supplement.

        "SEC" or "COMMISSION" means the United States Securities and Exchange
              Commission.

       "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

       "SELLER REPRESENTATIVE" means Jan Henrik Bryde, who is acting pursuant to the authority granted to him in the Purchase Agreement.

                                     ARTICLE 2

                                DEMAND REGISTRATION

2.1 COMPANY'S OBLIGATION. The Company will file a Form S-3 within 30 Business Days after the issuance of any Registrable Securities covering the registration of the Registrable Securities held by each Holder. Within 20 Business Days after the issuance of any Registrable Securities in an Earnout, each Holder must notify the Company of the number of Registrable Securities, if any, such Holder wishes to include in such Form S-3 together with a completed Questionnaire. The Company will use its reasonable best efforts to have declared and keep such Form S-3 continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of shares of the Company Common Stock included therein by the Holders, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days following the date on which such Form S-3 first became effective under the Securities Act, or such shorter period as will terminate when all Registrable Securities covered by such Form S-3 have been sold pursuant thereto; PROVIDED, that such 180-day period will be extended by the number of days of such period, if any, that fall during a "blackout period" in which employees and affiliates of the Company may not sell shares of Company stock due to a plan or program of the Company for avoidance of insider trading if any such affected employee or affiliate is a Holder whose Registrable Securities are included in such Form S-3 and as a consequence such employee or affiliate cannot sell Registrable Securities in such period.

2.2 COMPANY/OTHER SHAREHOLDER PIGGYBACK. The Company may elect to include shares of Common Stock for its own account or the account of any of its other shareholders on the Form S-3 filed under this ARTICLE 2.

2.3 DELAYS. With respect to the required registration pursuant to this ARTICLE 2, if a material event has occurred or is likely to occur that has not been publicly disclosed and this material event, if disclosed, would have a material adverse effect on the Company and its ability to make the offering, then the Company will have the right to defer taking action with respect to such filing for a period of 30 days, PROVIDED, that the Company will not be required to disclose any such non-public information to the Holders.

2.4 EXPENSES. All expenses incident to the Company's performance of or compliance with the registration pursuant to ARTICLE 2, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger expenses, telephone and delivery expenses, and fees and disbursements of Company counsel and of independent certified public accountants of the Company, will be borne by the Company. The Company will also pay its internal expenses, the expense of any annual audit and the fees and expenses of any Person that it retains. In addition, the Company agrees to pay all reasonable fees and disbursements of one counsel to the Holders selling shares in such offering. All fees and commissions with respect to the sale by any Holder of the Registrable Securities covered by such Form S-3, and all transfer taxes, if any, will be borne by such Holder.

                                     ARTICLE 3
                     OBLIGATIONS OF THE COMPANY AND THE HOLDERS

3.1    COMPANY ACTIONS.  The Company will use its reasonable best efforts to:

       (a) prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

       (b) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they reasonably may request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

       (c) register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as will reasonably be requested by the Holders, provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxes, or to file a general consent to service of process in any such states or jurisdictions;

       (d) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or quotation system on which the Company's Common Stock is then listed;

       (e) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

       (f) notify each Holder covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and at the request of the Holders promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

       (g) advise each selling Holder promptly (i) when the prospectus or any prospectus supplement relating to the Form S-3 filed on behalf of such selling Holders or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the Commission for amendments to such registration statement or amendments or supplements relating to the registration statement filed on behalf of such selling Holders to the prospectus or for additional information relating thereto, or (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the

       Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registration Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes.

3.2 FINANCIAL STATEMENTS IN THE ORDINARY COURSE. In connection with the registration of the Registrable Securities required pursuant to the provisions hereof, unless required by the SEC, the Company will not be required to include in the Form S-3 financial statements for any period other than a period for which the Company regularly prepares financial statements in the regular conduct of its business, or to furnish audited financial statements for any period other than its regular fiscal year, or to furnish any such financial statements (audited or unaudited) at any time other than the time when such financial statements are made available by the Company in the regular conduct of its business.

                                     ARTICLE 4
                                  INDEMNIFICATION

4.1 BY THE COMPANY. To the extent permitted by law, the Company will indemnify and hold harmless each Holder selling shares in the offering against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "1934 ACT"), or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

       (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary or final prospectus contained therein, or any amendments or supplements thereto; or

       (b) the omission or alleged omission to state in the Registration Statement, including any preliminary or final prospectus contained therein, or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

The Company will also reimburse each such Holder for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating, defending or settling any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this SECTION 4.1 will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent will not be unreasonably withheld, nor will the Company be liable in any such case for any such loss, claim, damage, liability or action
(i) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or (ii) if the Registrable Securities in respect of which such loss, claim, damage, liability or action is asserted has been delivered after a sale that was not accompanied or preceded by a final prospectus.

4.2 BY HOLDERS. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, officers, each Person, if any, who controls the Company within the meaning of the Securities Act and any other Holder selling securities under the Registration Statement against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or other such Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration. Each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, that the indemnity agreement contained in this SECTION 4.2 will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent will not be unreasonably withheld; PROVIDED, FURTHER, that the total amounts payable in indemnity by a Holder under this SECTION 4.2 in respect of any Violation will not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

4.3 NOTICE. Promptly after receipt by an indemnified party under this ARTICLE 4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this ARTICLE 4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) will have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if, in the opinion of such indemnifying party's counsel, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this ARTICLE 4, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
ARTICLE 4.

4.4 CONTRIBUTION. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement makes a claim for indemnification pursuant to this ARTICLE 4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this ARTICLE 4 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder in circumstances for which indemnification is provided under this ARTICLE 4 then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the Registration Statement bears to the public offering price of all securities offered by and sold under the Registration Statement, and the Company and other selling Holders will be responsible for the remaining portion; PROVIDED, HOWEVER, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the net proceeds of all such Registrable Securities offered and sold by such Holder pursuant to the Registration Statement and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                                     ARTICLE 5
                                  OTHER AGREEMENTS

5.1 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the shares of Common Stock of the Company held by the Holders to the public without registration, the Company agrees for two years from the Closing Date to:

       (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times in accordance with the requirements of Rule 144(c); and

       (b) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements).

                                     ARTICLE 6
                                 GENERAL PROVISIONS

6.1 ASSIGNMENT. This Agreement and all of the provisions hereof shall be assignable by the Holders and shall inure to the benefit of (i) the Holders' respective transferees, and upon assignment such transferees will become Holders under this Agreement, so long as such transferees agree in writing to be bound by the terms of this Agreement and (ii) any lender in connection with a loan to a Holder that is secured by Registrable Securities, so long as such lender agrees in writing to be bound by the terms of this Agreement. Other than as set forth above, this Agreement will not be assignable.

6.2 AMENDMENT OF RIGHTS. Unless otherwise provided for herein, any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders (and/or any of the Holders' respective permitted successors or assigns) holding Registrable Securities then outstanding representing a majority of all of the Holders' Registrable Securities then outstanding.

6.3 NOTICES. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given upon (i) transmitter's confirmation of a receipt of a facsimile transmission and telephonic notice or (ii) confirmed delivery by a standard overnight carrier or when delivered by hand, addressed at the following addresses:

       (a) if to a Holder, at such Holder's respective address as set forth on SCHEDULE A; and

       (b) if to the Company, at 740 Calle Plano, Camarillo, CA 93012.

Any party may by notice so given change its address for future notices hereunder by giving five Business Days advance notice to all other parties.

6.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and is not intended to confer upon any Person other than the parties hereto and the Holders any rights or remedies hereunder.

6.5 GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflict of laws.

6.6 SEVERABILITY. If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

6.7 CAPTIONS. The captions to sections of this Agreement have been inserted for identification and reference purposes only and will not be used to construe or interpret this Agreement.

6.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

6.9 SPECIFIC PERFORMANCE. The Holders, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reasons of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                   [ REMAINDER OF PAGE INTENTIONALLY LEFT BLANK ]

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                            POWER-ONE, INC., A DELAWARE CORPORATION:

                            By:
                                     ---------------------------------------
                            Name:     Steven J. Goldman
                            Title:    Chairman and Chief Executive Officer
                            Address: 740 Calle Plano, Camarillo, CA 93012

                            HOLDERS:

                            By:
                                     ---------------------------------------
                            Name:     Jan Henrik Bryde
                            Their:    Seller Representative
                            Address:  Powec AS
                                      Kobbervikdalen 75
                                      Drammen, Norway N-3007

                                     SCHEDULE A

                                SCHEDULE OF HOLDERS

 NAME                   ADDRESS
 Jan Henrik Bryde
 Eva Abel
 Hakon Hafnor
 Arild Sagebo
 Bjorg Nystad
 Liv Gronvold
 Viggo Olsen
 Odd Roar Schmidt
 Anne Elvegard
 Tonje Wendelbor
 Terje Nilsen
 Inger Solvi Jansen
 Arne Strickert
 Knut Aven
 Knut Ramnaes
 Power Invent AS
 Power Electronics AS
 Olav Hagen
 Ove Karlsen
 Tinma AS
 Trond E. Wennberg
 Kjell Ovrebo
 Heidi Therese Hoff
 Mark Jearum
 Susan J. Jearum

                              NON-COMPETITION AGREEMENT

              This Non-Competition Agreement (this "AGREEMENT") is dated as of May 16, 2000, by and between Power-One, Inc., a Delaware corporation ("POWER-ONE"), and _____________ ("SHAREHOLDER"). Shareholder agrees as follows:

              A. Pursuant to that certain Amended and Restated Stock Purchase Agreement, dated as of May __, 2000 (the "PURCHASE AGREEMENT"), by and among Power-One and each of the other Persons listed on the signature page thereto, including Shareholder, Power-One will purchase all of the outstanding shares of capital stock of Powec A.S., a company incorporated and existing under the laws of Norway, having its registered domicile at Kobbervikdalen 75, 3007 Drammen, Norway (the "COMPANY").

              B. Pursuant to the Purchase Agreement, Power-One will pay amounts owed to the Norwegian Sellers, including Shareholder, pursuant to SECTION 1.4(c) thereof, if any (the "EARNOUT CONSIDERATION") to the Escrow Agent for the benefit of the Norwegian Sellers, which amounts will be disbursed to the Norwegian Sellers in accordance with the provisions of that certain Escrow Agreement, dated as of May 16, 2000 (the "ESCROW AGREEMENT"), by and among Power-One, Jan Henrik Bryde, as the Seller Representative, and Skandinaviska Enskilda Banken AB, as escrow agent ("ESCROW AGENT").

              C. Under the terms of the Purchase Agreement and as a condition to Power-One's obligations thereunder, Shareholder has agreed to enter into this Agreement.

              1. DEFINITIONS. Capitalized terms used in this Agreement but not separately defined herein will have the meanings ascribed to them in the Purchase Agreement and the Escrow Agreement. As used in this Agreement, the following terms will have the meanings ascribed to them below:

                     (a) "ARBITRATOR" has the meaning set forth in SECTION 6(k) and includes the plural.

                     (b) "BUSINESS" means the business of the Company, including the design, manufacture, marketing or sale of power semiconductor products, as conducted by the Company as of the Closing Date.

                     (c) "FINAL EARNOUT PAYMENT DATE" means the date on which, pursuant to SECTION 4(c) of the Escrow Agreement, the Escrow Agent disburses to the Norwegian Sellers the excess, if any, of the Year 2001 Earnout Consideration over the Year 2001 Earnout Escrow Amount.

                     (d) "FUTURE EARNOUT PAYMENTS" means any amounts to which Shareholder would otherwise be entitled, absent a breach of this Agreement, pursuant to SECTION 1.4 of the Purchase Agreement and SECTIONS 4(b) and 4(c) of the Escrow Agreement.

                     (e) "NON-COMPETITION COVENANTS" has the meaning set forth in SECTION 2(b).

                     (f) "NON-INTERFERENCE COVENANTS" has the meaning set forth in SECTION 3(a).

                     (g) "TERM" has the meaning set forth in SECTION 5.

                     (h) "TERRITORY" means the worldwide marketing area served by the Company as of the Closing Date.

              2.     COVENANT NOT TO COMPETE.

                     (a) NON-COMPETITION COVENANTS. During the Term, Shareholder covenants and agrees that he will not, directly or indirectly, alone or as a member of a partnership, association or joint venture, or as an officer, director, shareholder, consultant, lender, landlord, or employee of any entity, or in any other capacity, engage in any activity competitive with the Business within the boundaries of the Territory; provided that Shareholder may purchase for investment any securities or interest in any organization engaged in a business similar to the Business so long as his aggregate holdings in any such organization do not exceed 2% of its total equity.

                     (b) SEPARATE COVENANTS. The covenants contained in SECTION 2(a) (the "NON-COMPETITION COVENANTS") will be construed to be divided into separate and distinct non-competition covenants with respect to (i) each jurisdiction of the Territory and (ii) each matter or type of conduct described therein. Each of such divided Non-Competition Covenants will be separate and distinct from all such other non-competition covenants with respect to the same or any aspect of the Business.

                     (c) JUDICIAL LIMITATION. Notwithstanding the foregoing, if at any time, despite the express agreement of Power-One and Shareholder, an Arbitrator holds that any portion of any Non-Competition Covenant is unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, such Non-Competition Covenant will be interpreted to extend only over the maximum period of time, maximum geographical area, or maximum extent in all other respects, as the case may be, as to which it may be enforceable, all as determined by such Arbitrator.

              3.     NON-INTERFERENCE.

                     (a) COVENANTS. During the Term, Shareholder covenants and agrees that he will not, directly or indirectly, alone or as a member of a partnership, association or joint venture, or as an officer, director, shareholder, consultant, lender, landlord, or employee of any entity, or in any other capacity, (i) interfere with the Business by soliciting, inducing, attempting to solicit or induce, or influence any employees, officers, directors, agents, representatives, contractors, suppliers, distributors, third party payors or referral sources of the Company to terminate their positions with the Company to become an employee, agent or independent contractor to or for any other entity whose business is similar to the Business; (ii) induce or attempt to induce any party to any contract with the Company to terminate or materially and adversely modify its relationship with the Company; or (iii) in any other manner interfere with, disturb, disrupt, decrease, or otherwise jeopardize the Business or do anything that may diminish the trade, Business or good will of the Company (the "NON-INTERFERENCE COVENANTS").

                     (b) JUDICIAL LIMITATION. Notwithstanding the foregoing, if at any time, despite the express agreement of Power-One and Shareholder, an Arbitrator holds that any portion of any Non-Interference Covenant is unenforceable by reason of its extending for too great a period of time or by reason of its being too extensive in any other respect, such covenant will be interpreted to extend only over the maximum period of time or to the maximum extent in all other respects, as the case may be, as to which it may be enforceable, all as determined by such Arbitrator.

              4. EFFECT OF BREACH ON PAYMENT OF EARNOUT CONSIDERATION. If at any time during the Term, Shareholder is in breach of this Agreement, Shareholder authorizes Escrow Agent to pay any Future Earnout Payments, if any, to Power-One in accordance with the provisions of SECTION 8 of the Escrow Agreement.

              5. TERM OF AGREEMENT. The term (the "TERM") of this Agreement will begin on the Closing Date and end on the Final Earnout Payment Date.

              6.     OTHER MATTERS.

                     (a) BINDING EFFECT; PARTIES IN INTEREST. Subject to the other provisions of this Agreement, this Agreement is binding on and benefits only the parties and their respective heirs, executors, administrators, personal representatives, permitted successors and assigns. Nothing in this Agreement gives any rights or remedies to any Person other than the parties and their respective heirs, executors, administrators, personal representatives, permitted successors and assigns, nor does anything in this Agreement relieve or discharge any obligation or liability of any third Person to any party. No provision of this Agreement gives any third Person any right of subrogation or action over or against any party to this Agreement.

                     (b) ASSIGNMENT. No party may assign this Agreement without the prior written consent of the other party to this Agreement, except that Power-One may assign this Agreement without the prior written consent of the other party in connection with the sale of all or substantially all of the assets or stock of Power-One, or the merger, consolidation or similar reorganization of Power-One.

                     (c) AMENDMENTS; WAIVERS. All parties must approve any amendment to this Agreement. Any waiver of any right or remedy requires the consent of the party waiving it. Every amendment or waiver must be in writing and designated as an amendment or waiver, as appropriate. No failure by any party to insist on the strict performance of any provision of this Agreement, or to exercise any right or remedy, will be deemed a waiver of such performance, right or remedy, or of any other provision of this Agreement.

                     (d) INTERPRETATION. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel. The parties waive any statute or rule of Law to the contrary. Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) "or" is not exclusive; (iii) words in the singular include the plural, and words in the plural include the singular; (iv) "herein," "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Section, Subsection, paragraph, clause, or other subdivision; and (v) "including" and "includes," when following any general provision, sentence, clause, statement, term or matter, will be deemed followed by ", but not limited to," and ",but is not limited to," respectively.

                     (e) GOVERNING LAW. This Agreement is to be construed and enforced in accordance with the laws of Norway (without reference to its rules as to conflicts of law).

                     (f) ATTORNEYS' FEES AND COSTS. If any legal action, arbitration or other proceeding is brought to enforce or interpret this Agreement or matters relating to it in accordance with SECTION 6(k), the substantially prevailing party will be entitled to recover from the other party reasonable attorneys' fees and other costs incurred in such action, arbitration or proceeding, in addition to any other relief to which the prevailing party is entitled.

                     (g) NOTICES. All notices (including communications required or permitted) under this Agreement must be in writing and must be delivered: (i) in person; (ii) by registered, express or certified mail, postage prepaid, return receipt requested; (iii) by a generally recognized courier or messenger service that provides written acknowledgement of receipt by the addressee; or (iv) by facsimile or other generally accepted means of electronic transmission with a verification of delivery. Notices are deemed delivered at the earlier of the date such notice is actually received by a party or two days after such notice is given. Notices must be given at the addresses below, but any party may furnish, from time to time, other addresses for notices to it.

              If to Power-One, at:                with a copy to:

              740 Calle Plano               O'Melveny & Myers LLP
              Camarillo, CA 93012           1999 Avenue of the Stars, Suite 700
              Telephone:  (805) 987-8741    Los Angeles, CA 90067
              Telecopier: (805) 484-0445    Telephone:  (310) 553-6700
              Attn:  Steven J. Goldman      Telecopier:  (310) 246-6779
                                            Attn:  Kendall R. Bishop, Esq.

              If to Shareholder, at the address set forth below his name on the signature page.

              The addresses to which notices or demands are to be given may be changed from time to time by notice served as provided above. Delivery of notice to the copied party above is not notice to Power-One.

                     (h) SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or equity.

                     (i) COUNTERPARTS. This Agreement may be signed in several counterparts. Each of them will be deemed an original, and all of them will constitute one agreement.

                     (j) SECTIONS AND OTHER HEADINGS. Sections or other headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

                     (k) ARBITRATION OF DISPUTED MATTERS. Except as otherwise provided in this Agreement, any controversy or dispute arising out of this Agreement, the interpretation of any of its provisions, or the action or inaction of any party under this Agreement, will be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules (as finally determined pursuant to this Section, the "ARBITRATOR" or collectively the "ARBITRATORS," as the case may be). Any such arbitration will be held in Oslo, Norway and the proceedings will be conducted in the English language. Any award or decision obtained from any such arbitration proceeding will be final and binding on the parties, and judgment upon any such award may be entered in and enforced by any court having jurisdiction. No action at law or in equity based upon any claim arising out of or related to this Agreement will be instituted in any court by any party except (i) an action to compel arbitration pursuant to this SECTION 6(k) or (ii) an action to enforce an award obtained in an arbitration proceeding in accordance with this SECTION 6(k).

                     (l) SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the extent possible.

                     [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed on its behalf as of the date first above written.

                              POWER-ONE, INC.

                              By:

                                  --------------------------------
                                  Name:
                                  Title:

                              SHAREHOLDER

                              ------------------------------------
                              Name:
                              Address:

                                         S-1